The following is a summary of the contents of what may become the secondary Senior Notes offering for Windsor. It is for purposes of disclosure only. The Senior Notes have not been registered and have not been so by the registration. Contents of Exhibit "B" are as follows:

1.     Business  Plan  Summary  With  Risk  Factors

ATTACHMENTS
-----------

1.     Senior  Notes  Authentication  History

2.     Assignment  History

3.     Nigerian  Rights  Acquisition  Agreement

4.     Independent  Contractor  Construction  Contracts

5.     Project  Description  and  Site  Planning

6.     Employment  Agreements

7.     Projected  Income  Statement

     DESCRIPTON  OF  SENIOR  NOTES
     -----------------------------

     SUMMARY
     -------


Issuer                   Windsor  Investments  Corporation

Guarantor                State  of  Taraba,  Federal  Republic  of  Nigeria

Title                    Senior  Notes

Amount Up to $400,000,000 aggregate initial offering price

Denomination             Unless  otherwise specified in the applicable pricing
                         supplement, the authorized denominations of the Senior Notes is $1,000,000 each

Status The Senior Notes are secured and subordinated obligations of the State of Taraba, Federal Republic of Nigeria and will rate equally and ratably with all other secured and subordinated indebtedness of the State of Taraba, Federal Republic of Nigeria (other than obligations preferred by mandatory provisions of law)

Maturities               Due  10  years  from  the  date  of  issuance

Interest The stated interest on the Senior Notes is 8% paid per annum on the 30th day of April in each year until maturity
                                     ---------

Principal                Unless  otherwise  provided  in  the  applicable
                         Pricing supplement, the principal amount of the Senior Notes will be payable on the maturity date of such Senior Notes at a bank designated by Windsor.

Redemption and Repayment Unless otherwise provided in the applicable pricing supplement

The Senior Notes will be redeemable prior to maturity date at the option of Windsor and the Senior Notes will not be subject to any sinking fund. The pricing supplement relation to any Senior Notes will indicate whether the holder of such Senior Notes will have the right to require Windsor to repay a Senior Notes prior to its maturity date upon the death of the owner of such Senior Notes.

The Senior Notes have been guaranteed by the State of Taraba, Federal Republic of Nigeria. (Attachments "2" & "3").


     GENERAL
     -------

The Company will issue the Senior Notes under an Indenture (the "Guarantee") between the Company and Nigerian affiliate. The following description of the Senior Notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Indenture. A copy of the form of Indenture will be filed as an exhibit to the Registration Statement of which this Prospectus is a part (Attachment "2"). In addition, the Indenture may be subject to change if necessary to comply with law and is permitted to be amended pursuant to the terms of the Indenture.

The Senior Notes will mature ten years from the date of issuance. The Company will pay interest on the Senior Notes semi-annually and in arrears at the rate of 8% per annum. The Company may and Guarantor through Company, at its option, redeem the Senior Notes in whole or in part at any time after certain prerequisites (Attachment "2"). The Senior Notes will be secured by the State of Taraba, Federal Republic of Nigeria and will rank pari passu (except as to collateral) with or senior in right of payment to, all other existing and future senior indebtedness of the Company. The Senior Notes will as stated be guaranteed on a senior unsecured basis by a foreign entity.


     COVENANTS
     ---------

The Guarantee/Indenture contains certain restrictive covenants including covenants which will restrict the ability of the Company and from (i) declaring any dividends or making other distributions on, or redeeming the Company's equity securities, including the Common Stock; (ii) redeeming or otherwise acquiring for value any subordinated indebtedness of the Company or certain indebtedness of its subsidiaries; (iii) making certain investments; (iv)
incurring additional indebtedness; (v) selling or leasing assets or property not in the ordinary course of business; (vi) undergoing certain fundamental changes (such as mergers, consolidations and liquidations); (vii) creating certain lines; (viii) entering into certain transactions with affiliates; and
(ix) imposing additional future restrictions on upstream payments from certain subsidiaries, all as set forth in the Indenture. In addition, the Indenture will provide that in the event of defined changes in control or if the consolidated tangible net worth of the Company and falls below a specified level or, in certain circumstances, upon sales of assets, the Company and its surety will be required to make an offer to repurchase certain specified amounts of
 ---
outstanding  Senior  Notes.
 --


     EVENTS  OF  DEFAULT
     -------------------

The following events, among others, constitute events of default under the Senior Notes (i) the Company's nonpayment of principal when due or payable or of interest within 30 days of such interest being due or payable; (ii) a breach, following any applicable cure periods, of any covenant of the Company contained in the Indenture following notice by the Trustee or holders of 25% of the Senior Notes; (iii) certain cross-accelerations and cross-defaults with respect to other indebtedness of the Company or its subsidiaries; (iv) the Company's failure to pay or have discharged certain judgments against the Company or a subsidiary;  and  (vi)  the  invalidity  of  any  guarantee of the Senior Notes.
             ---

     CERTAIN RISK FACTORS EXISTING WHEN SENIOR NOTES ARE REDEEMABLE AT THE OPTION OF WINDSOR
     ----------------------------

The Senior Notes, as issued, state that they will be redeemable at the option of Windsor. Windsor is likely to redeem the Senior Notes from a Note holder on or after the redemption date(s) specified if prevailing interest rates on the redemption date(s) are lower than the rate borne by the Senior Notes. Upon any such redemption, the investor generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate you were receiving on your redeemed Bonds. Accordingly, if Windsor has the right to redeem the Senior Notes from the investor, one should consider the related reinvestment risk in light of other investments available to the investor at the time of investment in the Senior Notes.

As Windsor has the right to redeem the Senior Notes, the Company's ability to so redeem the Senior Notes is likely to affect the market value of the Senior Notes. In particular, as the redemption date(s) approaches, the market value of the Senior Notes generally will not rise substantially above the redemption price because of the optional redemption feature.

Windsor's redemption power resides in Guarantor (Exhibit "B"). Such redemption will come only upon full repayment of principal and accrued interest through
                        ----
Company  after  project  completion.


     RISK  SECTION
     -------------

THIS PROSPECTUS DOES NOT DESCRIBE ALL OF THE RISKS OF AN INVESTMENT IN THE SENIOR NOTES. ONE SHOULD CONSULT ONES OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY INVESTMENT IN THE SENIOR NOTES AND SUITABILITY OF INVESTING IN THE SENIOR NOTES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Other  risks  include:

1.     HOMEBUILDING  INDUSTRY  MARKET  CONDITIONS.  Under ordinary circumstances
       ------------------------------------------
where this is a U.S. project, the homebuilding industry is cyclical and is significantly affected by changes in national and local economic and other conditions, such as employment levels, availability of financing, interest rates, consumer confidence and housing demand. The risks inherent to homebuilders in purchasing and developing land increase as consumer demand for housing decreases. Because of the long-term financial commitment involved in purchasing a home, general economic uncertainties tend to result in more caution on the part of home buyers, which caution tends to result in fewer home purchases. Such uncertainties could adversely affect the performance of the Company and the market price for its Common Stock. In addition, homebuilders are subject to various risks, many of which are outside the control of the homebuilder, including conditions of supply and demand in local markets, weather conditions and natural disasters, such as hurricanes, earthquakes and wildfires, delays in construction schedules, cost overruns, changes in government regulation. Although the principal raw materials used in the homebuilding industry generally are available from a variety of sources, such materials are subject to periodic price fluctuations. There can be no assurance that the occurrence of any of the foregoing will not have a material adverse effect on this Company's ability to gain products to build abroad.

     All the risks determined in the home owning industry are magnified and intensified by the fact that a large percentage of the work in this case is going to be done, produced, and assembled in the United States, but then construction will commence in a foreign locale, and infrastructure monies spent in a foreign locale. As such, there will be less control over the industry, and the fluctuations will be subject not only to U.S. "problems" and variations, but also, those of a foreign locale.

     The homebuilding industry is also subject to the potential for significant variability and fluctuations in real estate values. Although the Company believes that its projects are currently reflected in pro forma planning at or below their net realizable value, no assurances can be given that write-downs to the net realizable value of some or all of the Company's projects will not occur if market conditions deteriorate, or that such write-downs will not be material in amount.

2.     COUNTERVALIANCE:  NO  MORTGAGE  FINANCING.  If  said  project were in the
       -----------------------------------------
U.S., virtually all purchasers of the Company's homes finance their acquisitions through third-party lenders providing mortgage financing. In general, housing demand is adversely affected by increases in interest rates, unavailability of mortgage financing, increasing housing costs and unemployment. If mortgage interest rates increase and the ability of prospective buyers to finance home purchases is adversely affected, the Company's sales, gross margins and net income and the market price of the Common Stock could be adversely impacted. Yet, in the case of Nigerian construction, mortgage financing is not a relevant factor. Not only is all home, and condominium and townhouse purchase effectuated in Nigeria through cash purchase, but all of the operations in question, upon construction completions, have been pre-sold. There is no mortgage financing in issue to be of concern.

3.     COMPETITION.  Under  normal  circumstances,  the homebuilding industry is
       -----------
highly competitive and fragmented. Homebuilders compete for desirable properties, financing, raw materials and skilled labor. The Company would compete for residential sales with other developers, individual resales of existing homes, available rental housing and, to a lesser extent, resales of condominiums. The Company's competitors would include large homebuilding companies, some of which have greater financial resources than the Company, and smaller homebuilders, who may have lower costs. Yet here, on a countervailing factor, although there will be competition for the supplies and contractors for the pre-fabrication work done in the United States, there will be no competition
                                                                  --
with the project's construction in Nigeria. This is a project supervised and guaranteed by the State of Taraba; it has no competition, and the project in
                                              --
issue is unique in the history of the Nigerian government and its locale. Competition with other sales is not a factor; all the units have been pre-sold.

4.     FINANCING;  LEVERAGE.  The homebuilding industry is capital intensive and
       --------------------
requires significant up-front expenditures to acquire land and begin development. Accordingly, the Company will incur substantial indebtedness to finance its homebuilding activities. Although the Company believes that the sale of Senior Notes, generating up to $400M in a short cycle, will be sufficient to fund its planned capital and other expenditures (including land purchases in connection with ordinary development activities) for the foreseeable future, there can be no assurance that the amounts available from such sources will be sufficient. The Company may be required to seek additional capital in the form of equity or debt financing from a variety of potential sources, including additional bank financing and/or securities offerings. The amount and types of indebtedness of the Company may be limited by the terms of the indenture pursuant to which the Senior Notes will be issued and by the terms with the State of Taraba, Federal Republic of Nigeria (Description of Senior Notes and Guarantees -- Exhibit "B"). In addition, the availability of borrowed funds, especially for land acquisition and construction financing, has been greatly reduced internationally, and the lending community is requiring increased amounts of equity to be invested in a project by borrowers in connection with both new loans and the extension of existing loans. If the Company is not successful in obtaining sufficient capital to fund its planned capital and other expenditures, new projects planned or begun may be significantly delayed or abandoned. Any such delay or abandonment could result in a reduction in sales and may adversely affect the Company's future results of operations, and may impact on the ability of the Company to repay the Senior Notes, triggering the governmental guarantee.

5.     NATURAL DISASTERS.  The climates and geology of Nigeria present increased
       -----------------
risks of natural disasters. To the extent that hurricanes, severe storms, earthquakes, droughts, floods, wildfires or other natural disasters or similar events occur, the Company's business in particular, may be adversely affected. Certain insurance companies will provide coverage in the foreign locale subject to negotiation. But availability of hurricane and other types of natural disaster insurance is limited. There can be no assurance that homeowners' insurance will be available or affordable in the future. This could have an adverse effect on the homebuilding industry and on the Company's business within Nigeria.

6.     GOVERNMENT  REGULATIONS;  ENVIRONMENTAL CONTROLS.  The Company is subject
       ------------------------------------------------
to local, and national statutes and rules regulating certain developmental matters, as well as building and site design. In addition, certain fees, some of which may be substantial, may be imposed to defray the cost of providing certain governmental services and improvements. The Company may be subject to additional costs and delays or may be precluded entirely from building its projects, building permit allocation ordinances, building moratoriums or similar government regulations that could be imposed in the future due to health, safety, welfare or environmental concerns. Although the Company must also obtain certain licenses, permits and approvals from certain government agencies for certain of its activities, the granting or receipt of such licenses, permits, and approvals will not pose a problem since this a government sanctioned and approved project.

     The Company will be subject to a variety of local, and national statutes, ordinances, rules and regulations concerning the protection of health of the environment. The particular environmental laws which apply to any given community vary greatly according to the community site, the site's environmental conditions and the present and former use of the site. Environmental laws may result in delays, may cause the Company to incur substantial compliance and other costs and may also prohibit or severely restrict development in certain environmentally sensitive regions or areas. In addition, environmental regulations can have an adverse impact on the availability and price of certain raw materials such as lumber.

     Although it is true that in normal circumstances environmental controls are a serious issue, as a countervailance in this case, one has a government that is not only committed to the project, that has not only pre-approved the project, but is also funding the project. Although the project must comply with environmental issues, there is no question it has a priority for completion and the understanding by the government is that the project is already in line with
                                                            -------
environmental controls and matters. Thus, although the issue arises in normal aspects, here it is a minor issue in risk of concern.

7.     RISKS  UNIQUE  TO  THE  PURCHASE OF SENIOR NOTES IN A FOREIGN COUNTRY FOR
       -------------------------------------------------------------------------
CONSTRUCTION  PROJECT  THEREIN:  There  are  obviously  risks  inherent  in  any
   ---------------------------
investment  in  a  nascent  developmental stage business, but there are specific
   ----
risks inherent in any investment in this company. There are also opportunities and safeguards not found in the normal investment. To describe both the countervailances and the risks:

     a. Most of the work for the construction of this project will be done in the United States; however, the completion of all the projects, and a substantial amounts of the proceeds will be spent in a foreign locale, over which the investors will have little control. However, Windsor Investments Corporation will have total control of the funds spent in Nigeria. Windsor Investments Corporation has funds allocated for building construction labor, e.g., it will take six men six days to put up a structure, in addition, Windsor is sending its president of construction and Windsor will have a government official of Nigeria who will run the crews of construction employees. There will be no squandering of capital in Nigeria and/or lack of efficiency or experience in the final construction.

     b. One is seeking to raise $400,000,000 by the sale of Corporate Senior Notes This is a project whose magnitude has never been attempted by the State of Taraba, and though Nigeria has sold bonds in the past, it is possible, if less than the full amount of the proceeds is raised, one will have an infrastructure completed, but little else. However, if said infrastructure is created, it is probable that exterior or secondary financing will complete the project. But one must note: if one does not achieve full funding, and if all the projects are not sold, the profit margin and the return of capital on the Senior Notes is not safeguarded, except by governmental security.

     c. This is a project that is guaranteed by the State of Taraba, Federal Republic of Nigeria. Although the Nigerian government is not the United States of America, it is a stable democratic country in Africa. But one does not have
                                                           ---
the same guarantee for the repayment of the Senior Notes, nor is one certain as of the date of this offering, what will be the rating of the Senior Notes as they are sold. Such could fluctuate, as could the face value of same. They will be sold in $1,000,000 units. The underlying guarantee of the State of Taraba, Federal Republic of Nigeria supports the Senior Notes and not Windsor
                                                                 ---------------
Investments  Corporation,  which  is  a  corporation  without any salient asset.
  ----------------------

     These are Senior Notes guaranteed by a government, and not individual investors or corporations. These are Senior Notes that have payments due every year, whether or not construction is effectuated. The 8% return is significant in terms of present times, and the project itself will have enough cash flow for purposes of repayment of same while construction is going on. Also, should all projects be so effectuated, it is significant that the Senior Notes could be retired earlier than a 10% term, and with little risk. This is an obligation of a foreign entity, but it is a serious obligation of same.

     THE STATE OF TARABA, FEDERAL REPUBLIC OF NIGERIA FULLY INTENDS TO HONOR THE OBLIGATION OF THESE SENIOR NOTES, AND FULLY INTENDS TO TAKE WHATEVER ACTION AS NECESSARY TO SECURE THE REPAYMENT OF ANY SENIOR NOTES THAT ARE SO SOLD. ONE CAN NOTE THE SERIOUSNESS OF THE SECURITY BY THE ATTACHMENTS HEREIN IN THE EXHIBIT SECTION.



     DESCRIPTION  OF  FEDERAL  REPUBLIC  OF  NIGERIA,  STATE  OF  TARABA
     -------------------------------------------------------------------

The New Nigerian Government has established itself as a Government with integrity and a willingness to improve the country. This is evidenced by the fact the Government has established new relations and cooperation to improve bilateral relations and trade. It should also be noted that the country is rich in natural resources.


     PRINCIPAL  OFFICES
     ------------------

Office  of  the  Executive  Governor
Taraba  State  Government
Taraba  State,  Nigeria

U.S.  Agent
Dr.  Paul  O.  Otubusin
77  West  Washington  Street
Suite  1204
Chicago,  IL  60602


     DESCRIPTION  OF  PROJECT
     ------------------------

The State of Taraba, Federal Republic of Nigeria has contracted with Windsor to provide housing for the State of Taraba.

Windsor will provide a comprehensive unified construction system. Proprietary components will include but not limited to:

     A unique pre-insulated, concrete-sealed, lightweight truss panel wall (homebuilding, manufacturing plants, acoustic and retention walls, warehousing)

     Reinforced, flexible, ultra-violet and wind resistant thermal roofing materials (industrial, residential, and commercial structures)

     Thermal  Coatings/sealant  (weatherproofing,  industrial  applications)

     Corrosion-proof, fiberglass reinforced, high strength thermal reinforcement bar (roads, bridges, walls and foundations)
     Lightweight polyvinyl, maintenance-free thermal window and door systems (industrial, residential, commercial structure)

Such mentioned components will be utilized from a business relationship established with an innovative company, Thermal-Systems Worldwide, whose past president, William T. Lee, will utilize this technology while being President of Construction for Windsor.

Thermal-Systems Worldwide, established in 1995 as an Illinois corporation, grew out of the great need to provide the United States and International construction industries with unique building components for the 21st Century. This innovative new company has met the challenge of consumers, industry leaders, and government regulators to replace costly, environmentally damaging, natural resources-based construction materials.

After more than 15 years of planning, research and development, Thermal-Systems Worldwide is marketing its complete line of state-of-the-art building products. These building components have been thoroughly tested and proven the most energy-efficient, cost-effective and weather resistant anywhere in the world.

Thermal-Systems Worldwide offers a comprehensive unified construction system. Proprietary components include a unique pre-insulated, concrete-sealed, lightweight truss panel wall (homebuilding, manufacturing plants, acoustic and retention walls, warehousing); reinforced, flexible, ultra-violet and wind resistant thermal roofing materials (industrial, residential and commercial structures); thermal coating/sealant (weatherproofing, industrial applications); corrosion-proof, fiberglass reinforced, high strength thermal reinforcement bar (roads, bridges, walls and foundations); and lightweight polyvinyl, maintenance-free thermal window and door systems (industrial, residential, commercial structures).


     CURRENT  POSITION
     -----------------

Windsor management has a significant interest in the single and multi-family housing market. The Company's management continuously analyzes key economic indicators such as "housing starts" to help direct its ongoing market strategies.

Windsor is dedicated to increase the economy of Nigeria and has targeted the State of Taraba. The scope of the project involves the construction of low density, medium density, and high density housing. In addition, other aspects of the development of a community such as commercial developments and schools are involved in later phases of the development. The ultimate goal is to bring the latest American technologies to Nigeria and to increase the Nigerian citizens' standard of living.

William T. Lee of Thermal-Systems Worldwide will be retained as the President of Construction to direct and manage the Community Development project in the State of Taraba, Federal Republic of Nigeria. He is responsible for the overall construction of the homes (affordable-luxury), commercial structures, utilizing a comprehensive unified construction system. His responsibilities will be to provide a range of products and services for the construction industry in Africa. Windsor will provide the latest technologies, products, and expertise to meet the ever growing increase in housing shortage.

Other competitors may promote similar approaches, but lack the experience and expertise to offer the customer a complete "turn-key" operation, maximizing efficiency, and productivity, thereby reducing cost, and without sacrificing safety, styling, architectural variety and integrity.

The State of Taraba, Federal Republic of Nigeria is favorable to the construction industry due to the tremendous shortage of housing and the lack of innovative systems to address these shortages quickly and efficiently. The area of greatest growth is in the area of affordable housing. It is within this market niche that Windsor sees the demand for its products.

The immediate targeted development is in the State of Taraba, Federal Republic of Nigeria. Products have been designed for use on site. The construction process using these products will allow these homes to be structurally erected on some units in eight hours and concrete finished in three days, pre-wired, pre-plumbed, using unskilled and semi-skilled workers for the major structural part of the construction. This drastically reduces the building time and cost incurred. No heavy equipment is needed adding to the cost savings.


     PRODUCTS
     --------

Under Mr. Lee's direction and experience, Windsor will be assured to provide the technology and expertise to develop communities in the State of Taraba, Federal Republic of Nigeria, and will use the latest and most energy efficient products in their design, such as:

     Elastomeric interior and exterior wall and roof coatings. Designed for concrete structures, it bonds with lightweight concrete, prevents chalking and cracking, adds to the insulation, and protects the homes in all weather climates
     Polyvinyl  windows  and  doors
     Fiber  reinforced  plastic  rebar
     Waste water treatment facilities. Provides wastewater treatment facilities for the most efficient disposal of wastewater in small, as well as large communities.

All of the products have been researched, developed, thoroughly tested, and approved for use in any climate and exceeds the requirements for all existing building codes worldwide.


     TARGET  MARKET
     --------------

The target market will include low, middle and high density housing, and will be targeted for all income levels in the State of Taraba, Federal Republic of Nigeria.

                          INDUSTRY AND MARKET ANALYSIS
                          ----------------------------

Windsor's patented products and process allows it to differentiate itself from potential competitors. The strategy is to provide a "turn key" operation to the customer. Windsor will have a market niche (low to moderate income) and understands this market. Growth in both the supply and demand for innovative prefabricated construction products will increase. Ecological friendly products will become more in demand in the future.

There are limited companies presently manufacturing prefabricated homes in Nigeria. However, none of these offer a range equal to this company. Products have been designed for use on site. The construction process using these products mirrors that of conventional construction techniques, however these products enable contractors to erect structures faster and are more cost efficient. The homes can be structurally erected on some units in eight hours and concrete finished in three days.


     MANAGEMENT  TEAM
     ----------------

Windsor has brought together a creative team of the most experienced professionals to map out and operate this new project. Their backgrounds consist of more than 80 years of finance, development, engineering, banking, construction and marketing, as well as corporate, government and business administration. Additionally, the essential operational and development teams have extensive backgrounds in private-public partnership development business management, land acquisition and community and economic development.

The corporate Board of Directors and Technical Advisory Task Force offer years of experience drawn from such diverse fields as housing development, manufacturing, health care, administration, engineering, strategic planning, legal and labor relations.


     KEY  ADVISORY  STAFF
     --------------------

Windsor's CEO and advisory staff have a total of over eighty (80) years of corporate development with self-owned and major manufacturing corporations.

WILLIAM LEE, President of Construction, has over 30 years of administrative experience in all aspects of construction, health care and business. As CEO of Thermal Systems Worldwide, Inc. he was the key individual responsible for presenting and obtaining the agreement with Governor Nyame of the State of Taraba, Federal Republic of Nigeria for the Housing Development in the State of Taraba, Federal Republic of Nigeria. A graduate of the University of Illinois, College of Pharmacy and in Public Administration. he has been responsible for the strategic planning and development of assisted care living facilities. Mr. Lee has created innovative pharmacy systems for major hospitals and institutions and has managed large pharmaceutical systems with strong experience as an administrator and planner. He has served and continues as a consultant for major drug manufacturers and health care companies such as Herman Miller and Dragar in research and design.

BOB COULTER, of Environmental Ecological Systems, is recognized as one of the worldwide experts in the field of water treatment and ecological systems. Mr. Coulter has degrees in Philosophy and Education from St. Mary's University and is fluent in Russian and French with worldwide experience overall. He has performed projects and acted as consultant for projects in the United States but also in areas such as Africa, West Indies, and the Caribbean. Presently, he is negotiating contracts in Guinea, Bissau, Liberia, Mali, and Senegal.

CARROLL G. WELLS, Master Urban Designer, leads the engineering/design team with over 25 years engineering/design experience with high profile architectural firms, with tenure as the Dean of the Industrial Design School at the Art Institute of Fort Lauderdale Florida and graduate of Cornell University, Architecture & Engineering. Mr. Wells has extensive experience with such major firms as Skidmore, Owings, & Merrill. Mr. Wells has been involved in all phases of community and infrastructure development, from preliminary planning and analysis of multi-thousand home and city developments to power plants, office/commercial, communications and airports. Countries include, Africa, Caribbean Islands, Puerto Rico, Canada, United Kingdom, Amsterdam, Korea, and the United States.


     FINANCIAL  SUMMARY
     ------------------
Housing
     Apartments  Low  Income  Rentals                             110,000,000
     Town  Houses,  Middle  Income  Units                          38,000,000
     Condominium  Units  Middle  Income                            29,000,000
     Single  Family  Homes                                        150,000,000
     Homes  High  Income                                           56,000,000
     Infrastructure                                                17,000,000
                                                                   ----------
          Total  Use  of  Funds                                   400,000,000
                                                                  ===========

Projected  income  from  fund  usage  is  shown  in  enclosed  Exhibit  "J".


     DESCRIPTION  OF  SENIOR  NOTES
     ------------------------------

The terms and conditions described in this document apply to each Senior Note or in the applicable pricing supplement unless otherwise specified.

     GENERAL
     -------

The  Senior  Notes  will:

(a) be limited to $400,000,000 aggregate initial offering price, on terms to be determined at the time of sale.

(b) constitute secured and subordinated indebtedness of the State of Taraba, Federal Republic of Nigeria and will rank equally and ratably with all other secured and subordinated indebtedness of the State of Taraba, Federal Republic of Nigeria (other than obligations preferred by mandatory provisions of law).

(c) be offered from time to time by Windsor and will mature on any day nine months to ten years from the Issue Date, as selected by the purchaser and
------------     ---------
agreed to by Windsor unless otherwise specified in the applicable pricing supplement. Each Senior Note will bear interest from the Issue Date at a fixed rate.

Unless  otherwise  specified  in  the  applicable  pricing  supplement:

(a) the authorized denominations of the Senior Notes will be $1,000,000.

(b) the Senior Notes may be redeemed by Windor prior to their maturity date.

(c)          the  Senior  Notes  will  not  be  subject  to  any  sinking  fund.

Investor should examine Attachments "1-3" to denote Senior Note History and guarantee to Windsor. Windsor will have primary Senior Note payment obligation, secured by the State of Taraba, Federal Republic of Nigeria.


     GLOSSARY
     --------

Reference is made to the Senior Notes (Attachment "1"), which this prospectus relates for the full definition of certain terms used in this Prospectus, as well as any capitalized terms used herein for which no definition is provided. Set forth below are definitions of certain terms used in this Prospectus with respect to the Senior Notes.

"Business Day" with respect to any Senior Notes means, unless otherwise specified in the applicable pricing supplement, any day, other than a Saturday or Sunday. That meets the following requirement: such day is not a day on which banking institutions are authorized or required by law, regulation or executive order to be closed in the State of Illinois.

"Interest Payment Date" with respect to any note means a date (other than at maturity) on which, under the terms of such Senior Notes, regularly scheduled interest shall be payable.

"Maturity Date" with respect to any Senior Notes means the date on which such Senior Notes will mature, as specified thereon, and "Maturity" means the date in which the principal of a Senior Notes or an installment of principal becomes due and payable in full in accordance with its terms, whether at its maturity date or by declaration of acceleration, call for redemption at the option of Windsor, repayment at the option of the holder otherwise.



     (REST OF PAGE OMITTED INTENTIONALLY)

     BUSINESS
     --------

     GENERAL
     -------

The general business involved, the construction of housing in a Nigerian province, can best be described by the portfolios and the exhibits enclosed in the said Exhibit section. This is a unique project that will cover low income, middle income, condominium and single family homes. On this scale, it has never been attempted in any of the provinces of Nigeria and is predicated on the democratic structure of the subject country and the need for quality homes for entry level, move-up home buyers, and for products that can be easily constructed in a developing country.

In this line, one should note the Exhibit section (and the Project Description, infra) that details the pre-fabricated nature of the construction, and the delineation of the usage of the monies and the pre-fab structure in the United States. This is a project that will be overwhelming constructed in the United States, under U.S. licensed contractors, and then finished in Nigeria on actual construction sites. The infrastructure, the community development and the schools attendant to the project will be accomplished and built in Nigeria, the majority of the work to be accomplished, will be as shown in the Exhibit section, will be done in the United States.


     CORPORATE  OPERATIONS
     ---------------------

At a centralized level, Windsor Investments Corporation will hire independent contractors to work in the construction of the pre-fabricated projects. These will be done in the United States, under control of U.S. affiliates. In the same, the Corporation will work with Nigerian affiliates for establishment of the infrastructure and other non-U.S. construction arms. This will guarantee that all the project will be so coordinated out of the Chicago office. Structurally, the Company will operate through independent contractors located both in the United States and in Nigeria. Each of these affiliates will have substantial experience in the specific construction arm of this project. In addition, each affiliate will be equipped with the skills to complete the function of infrastructure, pre-fabrication, construction and product completion. (Note: Exhibit section -- Contractors -- Attachment "4").


     LAND  ACQUISITION  AND  DEVELOPMENT
     -----------------------------------

There is no need for land acquisition in the subject project. The land has been designated, mapped, it needs merely to begin the construction phase. The Senior Notes will be of usage in the construction; the land in issue has been so designated by the State of Taraba, Federal Republic of Nigeria and the land purchase is part and parcel of the construction project itself. The $400 million in Senior Notes finances not only the infrastructure and attendant schools and other supportive structures, but the acquisition of the land itself.

     CONSTRUCTION
     ------------

Actual construction will be along of the lines as so delineated in the attached Exhibit section. These are essentially pre-fabricated units for later actual assembly and construction in Nigeria. The work will be done through attendant independent contractors and construction companies. In essence, the Company will act as the general contractor and supervisor for the construction of its projects; however, all of the independent contractors and affiliates in Nigeria will be bonded and licensed themselves. All have significant expertise in the subject construction contemplated.


     WARRANTY  PROGRAM
     -----------------

The Company will provide a one-year limited warranty of workmanship and materials with each of its homes, which generally includes home inspection visits with the customer during the first year following the purchase of a home. The Company subcontracts its homebuilding work to subcontractors who provide the Company with an indemnity and a certificate of insurance prior to receiving payments for their work and, therefore, claims relating to workmanship and materials are generally the primary responsibility of the Company's subcontractors. Such warranty covers defects caused by faulty workmanship and materials, plumbing, electrical, heating, cooling and ventilation systems, and major structural defects. The Company's historical experience is that such warranty expenses generally fall within the amount established for such allowance. The Company does not currently have any material litigation or claims regarding warranties or latent defects with respect to the construction of homes. Current claims and litigation are expected to be substantially covered by the Company's accrual or insurance.


     MARKETING  AND  SALES
     ---------------------

There is no marketing program for the Company. All of the units in question have been pre-sold, and there is a waiting list for acquisition of every unit. In addition, there is no need for financing; all acquisition will be done a pure cash basis, guaranteeing the "profit margin" on repayment of the Senior Notes.


     CUSTOMER  FINANCING
     -------------------

As  noted  infra,  such  is not a relevant factor for this construction project.


     COMPETITION  AND  MARKET  FACTORS
     ---------------------------------

Under ordinary circumstances, the development and sale of residential properties is highly competitive and fragmented. However, in this case, there is no competition. The government has chosen the land, the government has chosen this investment vehicle, and the units are pre-sold. All that awaits, is the specific type of financing contemplated by the Senior Notes.


     GOVERNMENT  REGULATION  AND  ENVIRONMENTAL  MATTERS
     ---------------------------------------------------

Substantially all the Company's land is purchased with entitlements, giving it the right to obtain building permits upon compliance with specified conditions, which generally are within the Company's control. Upon compliance with such conditions, the Company must seek building permits. The length of time necessary to obtain such permits and approvals affects the carrying costs of unimproved property acquired for the purpose of development and construction. In addition, the continued effectiveness of permits already granted is subject to factors such as changes in policies, rules and regulations and their interpretation and application. To date, the governmental approval processes discussed above have not had a material adverse effect on the Company's development activities. There can be no assurance, however, that these and other restrictions will not adversely affect Company in the future.

Substantially all the Company's land is entitled and, therefore, moratoriums on growth generally would only adversely affect the Company if they arose from health, safety and welfare issues such as insufficient water or sewage facilities. The government also has broad discretion regarding the imposition of development fees for projects in their jurisdiction. These are normally established, however, when the Company receives recorded final maps and building permits. The Company is also subject to a variety of statutes, ordinances, rules and regulations concerning the protection of health and the environment. These laws may result in delays, cause the Company to incur substantial compliance and other costs, and prohibit or severely restrict development in certain environmentally sensitive regions or areas.


     EMPLOYEES  AND  SUBCONTRACTORS
     ------------------------------

Windsor Investments Corporation will "employ" the principals noted in Description of Project, infra for purposes of management of the project; however, independent contractors will be used for purposes of supervision and completion of the necessary real estate projects. This project in the State of Taraba, Federal Republic of Nigeria is the sole present project of this company; there is no competing project for its time or energies.

For a listing of specific contractors who will be of assistance on this offering, one should look to the Attachment "4" list for a fulsome description of same. The list is not meant to be exclusive, but inclusive.


     PROJECTS
     --------

The  project  herein  is  singular;  no  future  projects  are  contemplated.

     ATTACHMENT  "1"

     SENIOR  NOTES  AUTHENTICATION  HISTORY





                                    B/1,000,000.00


                           WINDSOR  INVESTMENTS  CORPORATION

CORPORATE  SENIOR  NOTES

INTEREST  MEASURE:       8%  BASED  ON  A  YEAR  CALENDAR  OF  360  DAYS
TERM:                    10  YEARS
EMISSION  DATE:          MAY  1,  2000
EXPIRATION  DATE:        MAY  1,  2010



                             TARABA STATE GOVERNMENT
                        OFFICE OF THE EXECUTIVE GOVERNOR

Government  House
P.M.B.  1057,  Jalingo,  Taraba  State
Nigeria
079-23382
FAX:  22026


7th  July,  2000


GHT/S/66

Christopher  Wurtzinger
Vice  President
Birklebach  Investment
208  South  Lasalle  Street,  #1700
Chicago,  IL  60604

                     RE:  PAYMENT OF PRINCIPAL AND INTEREST

I received a request from Mr. John F. LaMonica of Embassy Bonding and Surety Limited regarding the payment and interest on our Construction Bonds for the State of Taraba, Federal Republic of Nigeria.

We will pay the principal and interest from the proceeds of the real estate, plus the assurance and/or guarantee from the State of Taraba, Federal Republic of Nigeria. We will open an account in a US Bank because all of the materials and equipment necessary for the construction project will be purchased in the US.

The interest will be prepaid, in a US Bank, one year in advance for the full ten
(10)  year  period  with  the  principal  being  paid  in  the  tenth  year.

Thanks  and  God  bless.


                               REV. JOLLY T. NYAME
                               Executive Governor
                                 of Taraba State



cc:  John F. LaMonica, embassy Bonding & Surety, Limited

              OFFICE OF THE HONOURABLE MINISTER OF FOREIGN AFFAIRS


MO/ABJ/SEC/63
09-5230556

6th  July,  2000



Embassy  of  Nigeria
Washington  DC
United  States  of  America

ATTENTION:  CHIGOZIE  F.  OBI-NNADOZIE  (MRS)

                        RE:  AUTHENTICATION OF DOCUMENTS

We write to acknowledge the receipt of your letter Ref. No. WA/EC/S,669 dated June 30, 2000 on the above subject and to confirm that the documents referred therein are genuine, as they emanated from the appointed agent of the Taraba State Government in this transaction and the executive Governor himself.

You  may  kindly  wish  to  assist  where  necessary.

Yours  ever,



Office  of  the  Honourable  Minister

                             TARABA STATE GOVERNMENT
                        OFFICE OF THE EXECUTIVE GOVERNOR
Government  House
P.M.B.  1057,  Jalingo,  Taraba  State
Nigeria
079-23382  FAX:  22026

7th  July,  2000

GHT/S/211

The  Ambassador
Prof.  Jubril  Aminu
Embassy  of  the  Federal  Republic  of  Nigeria
Washington  DC
U.S.A.

               RE:  Bonds of the Government of the State of Taraba

As follow-up to our meeting of last week in Yola, Nigeria, our letter Reference No. GHT/S.211 of 13th June, 2000 and in response to the written inquiry by Mr. Christopher R. Wurtzinger, Vice President of Birkelbach Investment Securities, Inc. to Mr. Mohammed Ibrahim of the Nigerian Embassy, wish to advise you that the bonds are authentic and negotiable. Enclosed herewith is the letter from
Mr. Wurtzinger and my letter of 13th June, 2000. In my letter Reference No. GNT/S/92 of 8th April, 2000, I, Rev. Jolly Nyame, as the Executive Governor of the State of Taraba, authorized Mr. John f. LaMonica of Embassy Bonding and Surety Limited to act as agent for the State of Taraba to sell the bonds. Enclosed herewith is the letter Reference No. GNT/S/92 of 8th April, 2000 appointing Mr. LaMonica as agent 1, as Executive Governor of the State of Taraba, have the constitutional authority to appoint such an agent and effect the proposed transactions.

I, as Executive Governor of the State of Taraba, have the authority to open the accounts to effect the proposed transactions and disbursement of proceeds. The State of Taraba has awarded the contract to construct the housing development project to American Global Commerce, Inc. Thermal-Systems Worldwide, a division of American Global Commerce, Inc., will construct these homes and allied factories. The proceed of the sale of these bonds will flow through Embassy Bonding & Surety Limited to American Global Commerce, Inc. which has been designated for the construction project in the State of Taraba. The officers of American Global Commerce including Mr. William T. Lee, the CEO, were guests of the State of Taraba to conduct their feasibility studies and site visitation in the State of Taraba. They were in the State of Taraba from Sunday, April 23, 2000 to April 29, 2000 and made an extensive presentation of the project to the State Legislature. They again visited Nigeria from May 18, 2000 to May 25, 2000, met with some Taraba State Government officials, and, also with the officials of Gulf Bank of Nigeria, PLC.

At the request of Embassy Bonding & Surety Limited, Gulf Bank of Nigeria, PLC (a Nigerian Commercial Bank) carried out its due diligence Investigation of the transaction and issued its confirmation letter dated 1st June, 2000 to Embassy Bonding & Surety Limited which confirmed as follows: "On April 8, 2000, the state of Taraba, Federal Republic of Nigeria, issued BUILDING CONSTRUCTION BONDS SERIES B in the amount of $400 million US dollars. The series bonds with registration numbers GHST/5/071 to GHST/5/110 were executed by Rev. Jolly T. Nyame, the Executive Governor of Taraba State and by Ahmed Yusuf, the Commissioner of Finance, Taraba State. In accordance with the confirmation received from Taraba State Government, we are writing to verify that the bonds are valid and issued by the State of Taraba, Federal Republic of Nigeria." Enclosed herewith is Gulf Bank's letter dated 1st June, 2000. Enclosed also are sample copies of the front and back of one of the bonds.

There is no relationship between Gulf Bank of Nigeria, PLC and the State of Taraba or between Gulf Bank of Nigeria, PLC and myself other than as stated in the preceding paragraph. At the inception of the bond transaction, the State of Taraba had wanted to use the services of Citibank to conduct this transaction, but on the advice of Mr. LaMonica, will use the service of any US bank willing and able to conduct the transaction. Other than as stated herein, there is no relationship between Citibank and the State of Taraba or Citibank and myself.

The constitution that governs the bond issue is the Constitution of Federal Republic of Nigeria, Article 120, Section 2 of the Federal Republic of Nigeria. Enclosed herewith is a letter Reference No. GNT/S/92 on the relevant constitutional provision. There is no regulatory filing made under any jurisdiction in Nigeria. However, in a letter Reference No. GHT/S/S dated 26th April, 2000, the State of Taraba has informed the Federal Ministry of Finance of the transaction. In its response letter Reference No. F. 15690/2 of 5th May, 2000, the Federal Ministry of Finance, External Finance Department,, International Capital Market, stated as follows: "the Federal Government of Nigeria has no objection to your sourcing for foreign investor of financiers to fund your proposed Housing Project." Enclosed herewith is the letter Reference No. F. 15890/2 of 5th May, 2000. A copy of the memorandum describing in detail the purpose and funding for the bonds can be obtained from Mr. LaMonica of Embassy Bonding or Mr. Loc of American Global Commerce.

We will appreciate it if your Excellency would respond to any further questions that Birkelbach Investments may have.

Thanks  and  God  bless.

                               REV, JOLLY Y. NYAME
                       Executive Governor of Taraba State


cc: Christopher R. Wurtzinger, Birkelbach Investment Securities John F. LaMonica, Embassy Bonding & Surety, Limited










                                                                 30th June, 2000





The  Embassy  of  the  Federal  Republic  of  Nigeria
2201  M.  Street,  Northwest
Washington,  DC  20037

Dear  Chancery,

               Re:  Bonds of the Government of the State of Taraba

     In  response  to  your  letter,  we  wish  to advise you that the bonds are authentic and negotiable. In his letter Ref. No. GNT/S/92 dated 8th April, 2000, His Excellency, Rev. Jolly Nyame, the Executive Governor of the State of Taraba authorized Mr. John F. LaMonica to act as agent for the State of Taraba to sell the bonds. Rev. Nyame as Executive Governor of the State of Taraba has the constitutional authority to appoint such an agent and effect the proposed transactions.

     Rev. Nyame as Executive Governor of the State of Taraba has the authority to open the accounts to effect the proposed transactions and disbursement of proceeds. However, the State of Taraba has awarded the contract to construct the housing development project to American Global Commerce, Inc. Thermal-Systems Worldwide, a division of American Global Commerce, Inc., will construct these homes and allied factories. The proceeds of the sale of these bonds will flow through Embassy Bonding & surety Limited to American Global Commerce, Inc. which will in turn utilize these funds for the construction project in the State of Taraba.

     At the request of Embassy Bonding & Surety Limited, Gulf Bank of Nigeria, PLC (a Nigerian Commercial Bank) carried out its due diligence investigation of this transaction and issued its confirmation letter dated 1st June, 2000 to Embassy Bonding & Surety Limited which confirmed as follows: "On April 8, 2000, the State of Taraba, Federal Republic of Nigeria, issued BUILDING CONSTRUCTION BONDS SERIES B in the amount of $400 million US dollars. The series bonds with registration numbers GHST/5/071 to GHST/5/110 were executed by Rev. Jolly T. Nyame, the Executive Governor of Taraba State and by Ahmed Yusuf, the Commissioner of Finance, Taraba State. In accordance with the confirmation received from Taraba State Government, we are writing to verify that the bonds are valid and issued by the State of Taraba, Federal Republic of Nigeria."

     There is no relationship between Gulf Bank of Nigeria, PLC and the State of Taraba or between Gulf Bank of Nigeria, PLC and Rev. Nyame other than as stated in the preceding paragraph. At the inception of the bond transaction, the State of Taraba had wanted to use the services of Citibank to conduct this transaction, but on the advice of Mr. LaMonica, will use the service of any US bank willing and able to conduct the transaction. Other than as stated herein, there is no relationship between Citibank and the State of Taraba or Citibank and Rev. Nyame.

     The constitution that governs the bond issue is the Constitution of Federal Republic of Nigeria, Article 120, Section 2 of the Federal Republic of Nigeria. There is no regulatory filing made under any jurisdiction in Nigeria. However, in a letter Reference No. GHT/S/9 dated 28th April, 2000, the State of Taraba has informed the Federal Ministry of Finance of the transaction. In its response letter Reference No. P. 15890/2 of 5th May, 2000, the Federal Ministry of Finance, External Finance Department, International Capital Market, stated as follows: "the Federal Government of Nigeria has no objection to your sourcing for foreign investor of financiers to fund your proposed Housing Project." A copy of the memorandum describing in detail the purpose and funding for the bonds is attached. Further, in a letter Ref. No. GHT/S.211 dated 13th June, 2000, the State of Taraba informed His Excellency, H.E. Professor Jubril Aminu, Ambassador, Embassy of Nigeria, Washington, D.C. of the transaction through the Office of the Honourable Minister of Foreign Affairs.
Grateful,  acknowledge  receipt  and  action.



                         Director
                         Bilateral  Economic  Cooperation  Department
                         Federal  Ministry  of  Foreign  Affairs

              OFFICE OF THE HONOURABLE MINISTER OF FOREIGN AFFAIRS


MO/ABJ/SEC/63

22nd  June,  2000



Embassy  of  Nigeria
Washington  DC
United  States  of  America

Dear  Chancery,

                        RE:  AUTHENTICATION OF DOCUMENTS

     We wish to forward herewith a letter from Rev. Jolly T. Nyame. Executive Governor of Taraba State of H.E. Professor Jubril Aminu on the above-mentioned subject.

     Grateful,  acknowledge  receipt.

Yours  ever,



Office  of  the  Honourable  Minister

                             TARABA STATE GOVERNMENT
                        OFFICE OF THE EXECUTIVE GOVERNOR

Government  House
P.M.B.  1057,  Jalingo,  Taraba  State
Nigeria
079-23382
FAX:  22026


13th  June,  2000
GHT/S/211

The  Ambassador
Prof.  Jubril  Aminu
Embassy  of  the  Federal
Republic  of  Nigeria
Washington,  D.C
U.S.A.

                         RE:  AUTHENTICITY OF DOCUMENTS

     With reference to a letter from your office by Mrs. Chigozie F. Obi-Nnadozie of June 7, 2000 to Mr. Christopher Wurizinger (Vice President Birkelbach Investments, of ABN-AMRO BANK CHICAGO IL), I hereby confirm that on April 8, 2000 the State of Taraba, Federal Republic of Nigeria issued Building Construction Bond Series "B" in the amount of Four Hundred Million United States Dollars ($400M).

     The Series of Bond with registration numbers GHST/5/071 to CHST/5/110 were executed by me, Reverend Jolly T. Nyame, as the Executive Governor of Taraba State and by Ahmed Yusuf, the Commissioner of Finance of which Mr. John F. LaMonica, President of Embassy Bonding and Surety Limited of IL, has been authorized to sell the Bond.

     Enclosed herewith is a letter from Federal Ministry of Finance Reference No. F. 15890/2 of 5th May, 2000 for your guidance.

     Thanks  for  your  cooperation.


                               REV. JOLLY T. NYAME
                               Executive Governor
                                 of Taraba State







                             TARABA STATE GOVERNMENT
                        OFFICE OF THE EXECUTIVE GOVERNOR

Government  House
P.M.B.  1057,  Jalingo,  Taraba  State
Nigeria
079-23382
FAX:  22026


13th  June,  2000
GHT/S/211

The  Ambassador
Prof.  Jubril  Aminu
Embassy  of  the  Federal
Republic  of  Nigeria
Washington,  D.C
U.S.A.

                        RE:  AUTHENTICATION OF DOCUMENTS

     With Reference to a letter from your Office by Mrs. Chigozie F. Obi-Nnadozie of June 7, 2000

     I hereby confirm that on April 8, 2000 the State of Taraba, Federal Republic of Nigeria issued Building Construction Bond Series "B" in the amount of Four Hundred Million United States Dollars ($400M).

     The Series of Bond with Registration Numbers GHST/5/071 to GHST/5/110 were executed by me Reverence Jolly T. Nyame, as the Executive Governor of Taraba State and by Ahmed Yusuf, the Commissioner of Finance of which Mr. John F. LaMonica, President of Embassy Bonding and Surety Limited of IL, has been authorized to sell the bond.

     Enclosed herewith is a letter from Federal Ministry of Finance Reference No. F.15690/2 of 5th may, 2000 for your guidance.

     Thanks  for  your  cooperation

                               REV. JOLLY T. NYAME
                       Executive Governor of Taraba State

cc:     Mr. John F. LaMonica

GULF  BANK  OF  NIGERIA  PLC

June  2,  2000



John  F.  LaMonica
Embassy  Bonding  &  Surety  Ltd.
1719  S.  Mannheim  Road
Desplaines,  Illinois  60018-2143

Dear  Sir:

RE: Series "B" 2000-2010 Building Construction Bonds State of Taraba, Nigeria in the amount of USD400Million.

In accordance with the confirmation received from the Taraba State Government, we are writing to verify that the above stated bonds are valid and issued by the State of Taraba, Federal Republic of Nigeria.

We have confirmed that on April 8, 2000, the state of Taraba, Federal Republic of Nigeria, issued BUILDING CONSTRUCTION BONDS SERIES B in the amount of $400 million US dollars. The series bonds with registration numbers GHST/5/071 to GHST/5/110 were executed by Rev. Jolly T. Nyame, the Executive Governor of Taraba State and by Ahmed Yusuf, the Commissioner of Finance, Taraba State.

Should you have any questions regarding the above, please contact the undersigned.

Yours  faithfully,
Gulf  Bank  of  Nigeria  PLC


Moson  Olawoye
Deputy  General  Manager

Ayedun  Fasina
General  Manager

                             TARABA STATE GOVERNMENT
                        OFFICE OF THE EXECUTIVE GOVERNOR

Government  House
P.M.B.  1057,  Jalingo,  Taraba  State
Nigeria
079-23382
FAX:  22026

April  8,  2000
GNT/S/92

The  President
Embassy  Bonding  Surety  Limited
18719  South  Mannhe  Road
Plains,  Illinois  60018-2143

ATTENTION:  JOHN  F.  LAMONICA

Dear  Sir:

RE:  BUILDING  CONSTRUCTION  BONDS  SERIES  "B"  2000-2010

We hereby authorized you to proceed with the negotiation with the sale of building construction bonds series "B" 2000-2010 on behalf of the Government of Taraba State of Nigeria.

The  terms  of  the  bonds  are

     Interest  Measures:   80%  based  on  a  year  calendar  of  360  days
     Term:                 10  years
     Emission  Date:       May  1,  2000
     Expiration  Date:     May  1,  2010

Thanks  for  your  usual  cooperation.

                               REV. JOLLY T. NYAME
                               Executive Governor

B/10,000,000.00
GHST/5/094

FEDERAL  REPUBLIC  OF  NIGERIA
STATE  OF  TARABA

BUILDING  CONSTRUCTION  BOND
SERIES  "B"  2000-2010

INTEREST  MEASURE:     8%  BASED  ON  A  YEAR  CALENDAR  OF  360  DAYS
TERM:               10  YEARS
EMISSION  DATE:          MAY  1,  2000
EXPIRATION  DATE:     MAY  1,  2010

THE  STATE  OF  TARABA,  FEDERAL  REPUBLIC  OF  NIGERIA

In Dollars through Citibank on the 1st day of may in the year 2010 and in accordance with section 120 (2) of the Constitution of the Federal Republic of Nigeria, 1999 and by virtue of the acknowledgment of 3rd April, 2000 and at the interest rate of 8% Per Annum annually on the 30th Day of April in each year from the date of this bond until it matures, upon presentation and surrender.


AHMED  YUSUF
Commissioner  of  Finance,  Taraba  State


REV.  JOLLY  T.  NYAME
Executive  Governor,  Taraba  State












                                 ATTACHMENT "2"

     ASSIGNMENT  HISTORY  TO  WINDSOR  &  GUARANTEE







TARABA STATE GOVERNMENT
OFFICE OF THE EXECUTIVE GOVERNOR

Government House
P.M.B. 1057, Jalingo, Taraba State
Nigeria
079-23382  FAX: 22026

April 8, 2000
GHST/5/111


ASSIGNMENT

     This Agreement ("Agreement") is entered into on April 8, 2000, by and among the State of Taraba, Federal Republic of Nigeria, ("Assignor") and Embassy Bonding & Surety Limited ("Assignee").

     WHEREAS the Assignor has issued 8% ten year bonds in 40 units of $10,000,000 per unit to fund construction in Nigeria for a total amount of $400,000,000.

     NOW THEREFORE, IT IS AGREED AS FOLLOWS:

     The Assignor hereby assigns and transfers the Securities in the aggregate principal amount of $400,000,000 to Assignee and irrevocably appoint Embassy Bonding & Surety Limited to sell the bonds and use the proceeds for the real estate construction in the State of Taraba, Federal Republic of Nigeria. The Agent may substitute another to act in its place.


REV. JOLLY T. NYAME
Executive Governor of Taraba State
Federal Republic of Nigeria

TARABA STATE GOVERNMENT
OFFICE OF THE EXECUTIVE GOVERNOR

Government House
P.M.B. 1057, Jalingo, Taraba State
Nigeria
079-23382  FAX: 22026

April 20, 2001
GHST/5/113
AGREEMENT TO ASSIGNMENT

     This Agreement ("Agreement") is entered into on April 20, 2001, by and among the State of Taraba, Federal Republic of Nigeria, ("Assignor") and Embassy Bonding & Surety Limited ("Assignee").

     WHEREAS the Assignor has issued 8% ten year bonds in 40 units of $10,000,000 per unit to fund construction in Nigeria for a total amount of $400,000,000.

     WHEREAS by a prior Assignment dated April 8, 2000, the Assignor assigned and transferred the Securities in the aggregate principal amount of $400,000,000 to Embassy Bonding & Surety Limited and irrevocably appointed Embassy Bonding & Surety Limited to sell the bonds and use the proceeds for the real estate construction in the State of Taraba, Federal Republic of Nigeria.

     WHEREAS, Embassy Bonding & Surety Limited has advised the State of Taraba, Federal Republic of Nigeria that the Assignee wishes to substitute Windsor Investments Corporation to act in Assignee's place.

     NOW THEREFORE, IT IS AGREED AS FOLLOWS:

     The State of Taraba, Federal Republic of Nigeria acknowledges and agrees that Windsor Investment Corporation shall substitute and act in place of Embassy Bonding & Surety Limited.

     The State of Taraba, Federal Republic of Nigeria acknowledges and agrees to the assignment and transfer of the Securities in the aggregate principal amount of $400,000,000 from Embassy Bonding & Surety Limited to Windsor Investment Corporation.

     The State of Taraba, Federal Republic of Nigeria acknowledges and agrees that Windsor Investments Corporation shall have the right to sell the bonds with the aggregate principal amount of $400,000,000 and use the proceeds for the real estate construction in the State of Taraba, Federal Republic of Nigeria.

REV. JOLLY T. NYAME
Executive Governor of Taraba State
Federal Republic of Nigeria

TARABA STATE GOVERNMENT
OFFICE OF THE EXECUTIVE GOVERNOR

Government House
P.M.B. 1057, Jalingo, Taraba State
Nigeria
079-23382  FAX: 22026

April 20, 2000
GHST/5/114
GUARANTEE

     For a value received, the undersigned hereby, unconditionally guarantees to the Holder of this Security the payment of principal of premium, if any, and interest on this Security in the amounts and at the time when due and interest on the overdue principal, premium, if any, and interest, if any, of this Security, if lawful, and the payment or performance of all other obligations of the State of Taraba, Federal Republic of Nigeria under the Indenture or the Securities, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security, Article 11 of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article 11 of the Indenture and its terms shall be affected by the fact that it is not affixed to any particular security.

     The obligations of the undersigned to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in
Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

     This Guarantee is not subject to release until all principal and interest on all relevant Securities have been retired.

REV. JOLLY T. NYAME
Executive Governor of Taraba State
Federal Republic of Nigeria

TARABA STATE GOVERNMENT
OFFICE OF THE EXECUTIVE GOVERNOR

Government House
P.M.B. 1057, Jalingo, Taraba State
Nigeria
079-23382  FAX: 22026

April 20, 2000
GHST/5/112
SENIOR NOTE DUE 2010

1.     Indenture.  THE STATE OF TARABA, Federal Republic of Nigeria issued the
       ----------
Securities under and Indenture, dated as of April 5, 2000 (the "Indenture"), among the State as Guarantor and embassy bonding & Surety Limited, as Trustee (the "Trustee"). The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"), as in effect on the date of execution of the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement for such terms. The Securities are general, unsecured, senior obligations of the State limited to $400,000,000 in aggregate principal amount, plus amounts, if any, sufficient to pay interest on outstanding securities as set forth in paragraph 4 hereof. Capitalized terms used but not otherwise defined in this Security have the respective meanings ascribed to such terms in the Indenture.

No reference herein to the Indenture and not provisions of this Security or of the Indenture shall alter or impair the obligation of the State of Guarantor, which, in each case, is absolute and unconditional, to pay the principals of premium, if any, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

2.     Guarantee.  This Security is entitled to be benefit of the Guarantees of
       ----------
the Guarantors on a senior unsecured basis, which Guarantees are subject to release. Reference is hereby made to Article 11 of the Indenture and to the Guarantees endorsed on this Security for a statement of the respective rights, limitations of rights, duties and obligations thereunder of each of the Guarantors, the Trustee and the Holders, and to the release of the Guarantees under specified conditions.

3.     Principal.  The State hereby promises to pay to the Holder of this
       ----------
Security, subject to the provisions of paragraph 7 hereof, the principal amount of this Security on May 1, 2010, or if such date is not a Business Day, on the next succeeding Business Day.

4.     Interest.  The State promises to pay interest on the outstanding
       ---------
principal amount of this security from the date this Security is issued until final repayment of the outstanding principal amount at the rate of 8% per annum. The State will pay interest annually on May 1st of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each on "Interest Payment Date"). Interest on the Securities will accrue from the most recent Interest Payment Date or, if no Interest has been paid, from the date of issuance; provided that if there is not existing.

Default in payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest will accrue from each next succeeding Interest Payment Date; provided, further that the first Interest Payment Date will be May 1, 2002. The State will pay interest on overdue principal from time to time on demand at the rate of one percent (1%) per annum, if excess of the per annum interest; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate as is payable on overdue principal to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

5.     Method of Payment.  The State will pay interest on the Securities (except
       ------------------
defaulted interest) to the Persons who are registered Holders of Securities at the close of business on May 1st (each "record date") next proceeding the Interest Payment Date, even if such Securities are cancelled after such record date and on or before such Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect any principal payment. The State will pay the principal of, and interest on, the Securities in money of the United States that at the time of payment is legal tender for payment of public and private debts. The State, however, may pay such amounts by check payable in such money. It may mail a principal or interest check to a Holder's registered address.

6.     Paying Agent and Registrar.  Initially, the Trustee under the Indenture,
       ---------------------------
will act as Paying Agent and Registrar. The State may change any Paying Agent, registrar or co-registrar without notice to any Holder. Subject to the provisions of the Indenture, the State of any Restricted Subsidiary may act in any such capacity.

7.     Optional Redemption.  The State may redeem all of the Securities at any
       --------------------
time and from time to time on or after May 1, 2005 and prior to maturity at the following redemption prices (expressed in percentages of the principal amount) together, in each case, with accrued and unpaid interest to the date fixed for redemption if redeemed during the twelve-month period beginning on May 1st each year indicated below:

Year                              Percentage
2005     105%
2006     104%
2007     103%
2008     102%
2009     101%
2010     100%

8.     Notices of Redemption.  Notice of redemption will be mailed at least 15
       ----------------------
days but not more than 60 days before the redemption date to each Holder of the Securities to be redeemed at such Holder's registered address. Subject to the provisions of the indenture, on and after the redemption date, interest ceases to accrue on Securities or portions thereof called for redemption.

9.     Mandatory Offers of Repurchase.  Within 30 days after the occurrence of
       -------------------------------
any Change in Control, the State will offer to purchase all outstanding Securities at the purchase price equal to 101 percent of the aggregate principal amount of the Securities, plus accrued and unpaid interest to the Change of Control Payment Date.

     A Change of Control Offer will remain open for the period specified in the Indenture. Promptly after the termination of a change of Control Offer, subject to the terms of the Indenture, the State will purchase and mail or deliver payment, for all Securities tendered and accepted pursuant to such Offer.

     A Holder may tender in response to a Change of Control Offer, all or any portion of its Securities at its discretion by completing the form entitled "OPTION OF THE HOLDER TO ELECT PURCHASE" appearing on the reverse of this Security. Any portion of Securities tendered must be an integral multiple of $10,000,000.

10.     Denominations, Transfer, Exchange.  The Securities are in registered
        ----------------------------------
form without coupons in denominations of $10,000,000 and integral multiples of $10,000,000/ The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any securities selected for redemption. Also, it need not issue, exchange or register the transfer of any Securities for a period of 15 Business Days before a selection of Securities to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

11.     Persons Deemed Owners.  The registered Holder of a Security may be
        ----------------------
treated as its owner for all purposes.

12.     Amendments and Waivers.  The guarantees or the Securities may not be
        -----------------------
amended or supplemented without the consent (which may include consents obtained in connection with a tender offer or exchange offer of Securities) of the Holders of at least 100% principal amount of the Securities then outstanding, and any existing Default or Event of default under, or compliance with any provision of the Indenture may not be waived (other than any continuing Default or Even of Default in the payment of interest on or the principal of Securities) without the consent (which may include consents obtained in connection with a tender offer or exchange offer for Securities) of the Holders of 100% in principal amount of the Securities then outstanding. Without the consent of any Holder, the State, the Guarantor and trustee may amend the Indenture or the Securities or waive any provision of the Indenture to cure any ambiguity, defect or inconsistency, to make any change that does not adversely affect the legal rights of any Holder, to comply with the qualification of the Indenture under the TIA.

     The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the State to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder be the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of this Indenture.

     Without the consent of each Holder affected, the Company may not (i) reduce the rate of or change the time for payment of interest, including default interest, on any security, (ii) reduce the principal of or change the fixed maturity of any Security or alter the provisions with respect to redemption under Section 3.07 of the Indenture or with respect to mandatory offers to purchase Securities pursuant to Sections 4.11, 4.16 and 4.20 and 4.30 of the Indenture, (iii) make any Security payable in money other than that stated in the Security, (iv) make any change to the Indenture, (v) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver to the Indenture, (vi) modify the ranking or priority of the Securities or any Guarantee; (vii) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the Indenture or
(viii) waive a continuing Default or Event of Default in the payment of principal of or interest on the Securities.

13.     Defaults and Remedies.  Events of Defaults include: default in payment
        ----------------------
of interest when due and payable and continuance thereof on the Securities for 30 days; default in payment of principal, premium, on the Securities when due and payable at maturity, acceleration or otherwise; failure by the State for 60 days after notice to comply with any of its covenants or agreements in the Securities, the Guarantees or the Indenture; acceleration of certain other indebtedness of the State to pay certain indebtedness when the same becomes due and payable; and when the Guarantee ceases to be in full force and effect other than in accordance or found to be invalid or any Guarantor denies liability under its Guarantee (other than by reason of release of Guarantor from its Guarantee). If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 3% in principal amount of the then outstanding Securities may declare all the Securities to be immediately due and payable in an amount equal to 100% of the Indenture resulting from a breach of the Indenture, of the principal amount of the Securities plus accrued and unpaid interest to the date of payment. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee will require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the lieu outstanding Securities may direct the trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests.

14.     No Recourse Against Others.  No recourse for the payment of the
        ---------------------------
principal of, premium, if any, or interest on any of the Securities, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the State or any guarantor in the Indenture or in any of the Securities or in any guarantee or because of the certain or any indebtedness represented thereby, shall be had against any official of the State. Each Holder, by accepting such Securities, waives and releases all such liability.

15.     Authentication.  The Securities will not be entitled to any benefit
        ---------------
under the Indenture or be valid or obligatory for any purpose until authenticated by the mutual signature of the Trustee or an authenticating agent.

The State of Taraba, Federal Republic of Nigeria will furnish to any Holder, upon written request and without charge, a copy of the Indenture, Request may be made to:

Dr. Paul O. Otubusin
Otubusin & Associates, P.C.
Attorneys at Law
77 West Washington Street
Suite 1204
Chicago, Illinois  60602



REV. JOLLY T. NYAME
Executive Governor of Taraba State
Federal Republic of Nigeria

     ATTACHMENT  "3"

     WINDSOR  INVESTMENT  CORPORATION/
     NIGERIA  RIGHTS  ACQUISITION  AGREEMENT







                        OFFICE OF THE EXECUTIVE GOVERNOR
                             TARABA STATE GOVERNMENT


                          RIGHTS ACQUISITION AGREEMENT

     This Agreement entered into on April 20, 2001 between WINDSOR INVESTMENTS CORPORATION, an Illinois Corporation, (hereinafter referred to as "CORPORATION") and the STATE OF TARABA, FEDERAL REPUBLIC OF NIGERIA (hereinafter referred to as "NIGERIA").


                                    RECITALS

     WHEREAS, Nigeria has been associated with the State of Taraba, Federal Republic of Nigeria and has produced for sale in the U.S. and Worldwide those construction bonds so delineated on Exhibit "A"; and

     WHEREAS, Nigeria desires to sell said bonds in the U.S. and have the said proceeds managed by a U.S. affiliated; and

     WHEREAS, for the consideration mentioned herein, Nigeria is willing to assign those said rights to CORPORATION, and to then work in connection with said entity for the funding of subject project and construction of the project per Exhibit "A", first in the United States and then worldwide; and

     WHEREAS, Nigeria seeks to have an association with CORPORATION, which will act as a sales and distribution arm for the said project in exchange for Nigeria contributing bonds to said corporation and splitting net profits on same with hired independent contractors and paying same through Preferred Stock; and

     WHEREAS,  the  parties  seek  to  reduce  this  understanding  to  writing.

     NOW  THEREFORE:

     1.     Contribution:  Nigeria  will  contribute  to  CORPORATION  those
            ------------
securities designated as construction bonds (Exhibit "B") to become Senior Note obligations of this CORPORATION. Said Bonds (Notes) are secured by agreement per Exhibit "C". Said Notes are ten years in duration and comply with terms per Exhibit "B".

          In exchange for said contribution, CORPORATION will issue to Nigeria 65% for preferred stock of subject CORPORATION, subject to understanding infra.

2.     Understanding:
       -------------
a. It is understood that upon acquisition of this contribution, CORPORATION will use all best efforts to secure first sale of the subject Bonds and Notes per Exhibit "A" and then the raising of capital through attendant sale of up to 10% of the common stock of the CORPORATION.

b. Said securities will be through licensed broker-dealers and then licensed independent contractors for usage of construction bond proceeds. (Exclusive and attached).

     3.     Compensation  to  Nigeria.  As  compensation for the contribution of
            -------------------------
the said opening option rights to the subject picture, Nigeria shall be granted the following compensation from CORPORATION.

          a. Said contributed bonds will be sold and marketed to bear market costs; CORPORATION will pay all costs of offering, inclusive management agreement, from compensation sale of stock;

          b. CORPORATION will divide all profits, after repayment of subject obligation, consistent with preferred stock division in the following proportion; Nigeria will receive 65 percent of all profit and CORPORATION will receive 35 percent of all profits.

     4.     Attachments:  Attached  to said Agreement are copies of all Exhibits
            -----------
desires, as well as pro-forma example of preferred stock certificate and proposed management and employment agreements herein.

5.     Miscellaneous:
       -------------

a. This Agreement is made in the State of Illinois and shall be construed in accordance with the laws of the State of Illinois.

b. This Agreement may be amended from time to time by the mutual agreement in writing by CORPORATION and Nigeria.

c. A waiver of any of the terms and conditions hereof shall not be construed as a general waiver by the CORPORATION, and CORPORATION shall be free to reinstate any such term or condition, with or without notice to Nigeria.

d. All notes required hereunder to be delivered by either CORPORATION or Nigeria shall be sufficient if deposited in the United States mail as certified mail, return receipt requested, and addressed to CORPORATION or Nigeria at the last known address.

e. This Agreement shall be binding upon the parties hereto, and their respective successor and assigns.

f. This Agreement is personal to each party hereto and may not be assigned nor may either delegate any of its rights or obligations hereunder without first obtaining the written consent of the other.

g. In the event any action is brought to enforce this Agreement or any portion hereof, the prevailing party shall be entitled to reasonable attorney fees.

     IN  WITNESS WHEREOF, the parties have caused this Agreement to be executed.





WINDSOR  INVESTMENTS  CORPORATION


By:
John  F.  LaMonica
President
Windsor  Investments  Corporation

STATE  OF  TARABA,  FEDERAL  REPUBLIC  OF  NIGERIA


By:
Rev.  Jolly  T.  Nyame
Executive  Governor  of  Taraba  State
Federal  Republic  of  Nigeria

     ATTACHMENT  "4"

     INDEPENDENT  CONTRACTOR  CONSTRUCTION  CONTRACTS






BAY  CITY
WINDOW  COMPANY





William  T.  Lee
Windsor  Investment  Corporation
400  West  Ontario
Suite  901
Chicago,  IL  60610

May  6,  2001

Dear  Bill,

We will be glad to supply our windows and doors as the exclusive line for the development of your African project, as well as in your other domestic and international projects.

The enclosed pricing is F.O.B. We will be able to determine the correct shipping charges depending upon the port of entry once we've acquired your destination information.

We  look  forward  to  working  with  you  and  your  corporation.

Respectfully,



Devin  Zimring
President
Bay  City  Window  Company

DURA-LOC
THE  FINAL  ROOFING  SYSTEM




April  15,  2001



Windsor  Investment  Corporation
400  West  Ontario,  Suite  #901
Chicago,  IL   60610

Attention:     William  Lee,  President
RE:            Dura-Loc  Master  Price  List

Dear  Mr.  Lee:

We  received  your  letter  of  inquiry  dated  May  5,  2001.

Please find enclosed a copy of Dura-Loc's published Master Price List for 2001. Pricing is F.O.B. Courtland, Ontario, Canada.

We would be more than happy to review pricing, budget costs and material requirements for projects you are reviewing when more detailed specifics on the projects are received. Be informed Dura-Loc has agreements in place for protected distribution in certain regions abroad and you may be able to purchase product through that distributor if project is located in their particular region.

I trust this letter and enclosure will meet your requirements for now. Should you have further questions or require further information, please feel free in contacting me at this office.

Sincerely,



Francis  Underhill
Inside  Sales,  Commercial

cc:     Dura-Loc  Engineering
        Dura-Loc  Export  Sales

ICS  3-D
PANEL  WORKS,  INC.




February  7,  2001


Bill  Lee
Builder
Lee  &  Associates
400  W.  Ontario
Unit  901
Chicago,  IL  60610

Dear  Mr.  Lee:

Thank  you  for  your inquiry.  I would like to introduce you to the new ICS 3-D
Panel Building System. The 3-D system enables you to construct a completely reinforced, insulated concrete wall without the use of costly forms or forming material. The simplicity of the 3-D system also reduces construction costs by allowing you to use unskilled labor to erect the wall system and greatly reduces the need for heavy equipment at the job site.

Our standard 3-D panel consists of 2 " of expanded polystyrene with 11 gauge 2" x 2" wire mesh on each side and 9 gauge galvanized truss wires. All of our panels are 4 feet wide and we can supply you any length from 6 to 24 feet long. We can vary the thickness of polystyrene and wire gauges and prices vary accordingly.

The structural integrity of the completed system allows a 3-D wall to be used for load bearing walls, as well as non-load bearing walls. The flexibility of design allows the architect and contractor to create shapes that are very difficult to obtain with conventional construction methods.

Please let me know if you would like some assistance with a project. I look forward to hearing from you soon.

Yours  truly,



Edward  D.  Hummel
Vice  President  -  Marketing

MARSHALL  INDUSTRIES  COMPOSITES,  INC.
2250  Central  Point  Parkway
Lima,  Ohio  45804

PRICE  SHEET  C-BAR  REINFORCING  BAR

                                   LIST PRICE*

Effective:  October  2000



                                         List Price Per Linear Foot
                                         ---------------------------
                                                                        Up to                                   Over
C-BAR  Type G (Fiberglass). . . . . . .  Bar Identification **          1,000 ft  1,000 ft -10,000 ft           10,000 ft
                                                                      ----------  -------------------  -------------------
#2 Urethane Modified Vinyl Ester Resin   (0.250)(F120)(6)             $0.30             $0.29                   $0.28
---------------------------------------  -------------------          -----             -----                   -----
#3 Urethane Modified Vinyl Ester Resin   (0.375)(F110)(6)             $0.45             $0.44                   $0.42
---------------------------------------  -------------------          -----             -----                   ------
#4Urethane Modified Vinyl Ester Resin    (0.500)(F100)(6)             $0.65             $0.64                   $0.60
---------------------------------------  -------------------          -----             -----                   ------
#5Urethane Modified Vinyl Ester Resin    (0.625)(F90)(5.8)            $0.86             $0.84                   $0.80
---------------------------------------  -------------------          -----             -----                   ------
#6Urethane Modified Vinyl Ester Resin    (0.750)(F90)(5.8)            $1.10             $1.07                   $1.04
---------------------------------------  -------------------          -----             -----                   ------
End Sealing Spray Compound. . . . . . .  (12.5 oz. Can)               $26.00/can
---------------------------------------  ---------------------------  ----------

    List Price Per Linear Foot
---------------------------------------
                                                                        Up to
C-BAR  Type G (Fiberglass). . . . . . .  Bar Identification **          1,000 ft  1,000 ft -10,000 ft  Over 10,000 ft
                                                                      ----------  -------------------  -------------------
#3 Urethane Modified Epoxy Resin        (0.375)(F275)(16.5)             $3.50           $3.25              $3.00
---------------------------------------                                                                -------------------  -----




* Prices are subject to change without notice. Quotation will be issued for each order based on quantity, size & type.

** Bar Identification refers to proposed ACI nomenclature (Nominal Diameter) (Grade) (Modulus)

Typical bends are available for all bar sizes. Each piece requiring bend(s) will be charged linear footage plus $1.50 for the first bend, plus $1.25 for the second bend, plus $1.00 for the third and all subsequent bends within the same piece. Circular bends will be charged a flat rate of $3.00 per complete circle plus linear footage.

C-BAR is stocked in 20 foot lengths. Smaller lengths are available for a cutting charge of 2% of total invoice value for all straight bars less than 20 feet long, with a minimum charge of $5.00. Lengths under 2 inches and over 20 feet are available with factory approval. Prices on less than full foot lengths will be rounded to the next full foot.

All bars shipped from the factory (Lima, Ohio) will be end sealed with End Sealing Spray to protect cut ends. Any bar which is cut in the field must be
                                                                         -------
end  sealed  with  our  spray  sealing  compound  prior  to  being  placed.
  ------------------------------------------------------------------------

Prices are F.O.B. Lima, Ohio. Contact us for special requirements not mentioned above.

     ATTACHMENT  "5"

     PROJECT  DESCRIPTION  &  PRELIMINARY  SITE  PLANNING





                                 State of Taraba
                           Federal Republic of Nigeria



                            Preliminary Site Planning
                                        &
                              Assessment Guidelines








                                  prepared for
                         Windsor Investment Corporation

                                       by
                          Carol Wells Consulting Group

Recommended Land Use Program for Taraba State, Nigeria:




                  Dwelling                      Area
Land Use . . . .  Units                         Neighbor-hoods   Density      (Acres)  Percent
----------------  ----------------------------  ---------------  ----------  --------  --------

Apartment/Rental 1,200                          4 @ 300 UN       20.0 DU/AC    60.0      2.5%
Low Income

Condominium
Middle Income      600                          3 @ 200 UN       15.0 DU/AC    40.0      1.6%

Patio/Townhome
Middle Income      400                          4 @ 150 UN        7.0 DU/AC    57.0      2.3%

Single Family
Middle Income    1,000                          5 @ 200 UN        3.0 DU/AC   333.0     14.1%

Single Family
Upper Middle Income 600                         4 @ 150 UN        1.0 DU/AC   600.0     25.4%

Single Family
High Income         200                         4 @ 50 UN         0.4 DU/AC   500.0     21.2%

TOTAL RESIDENTIAL 4,000                         24                26.0 DU/AC  1,534.0   65.7%

Commercial/Retail                                                              50.0      2.0%

Office                                                                         18.0      0.6%

Industrial                                                                    150.0       6.3%

Open Space                                                                    578.0      24.0%

TOTAL                                                                          2332     100.0%

Housing Analysis

This section addresses the development of 4,000 new dwelling units in Taraba State. The type of units are separated into six main categories and then broken down to approximate type and size. The following table demonstrates this.

Housing Category and Type:



Category. . . . . . . . .  Type     Square Feet  Units per Acre
-------------------------  -------  -----------  --------------
1. Apartment/Rental
   Low Income              1BD/1BT          500              20
                           2BD/2BT          700              20
2. Condominium
   Middle Income           1BD/1BT          650              15
                           2BD/2BT          850              15
3. Patio/Townhome
   Middle Income           2BD/2BT          975               7

4. Single Family
   Middle Income           3BD/2BT        1,300               3
5. Single Family
   Upper Middle Income     3BD/2BT        2,000               1

6. Single Family (custom)
   High Income                NA           NA               0.4



The following table shows the projected housing build out schedule for 4,000 additional dwelling units for Taraba State. It explains that it will take approximately 25 months to build 4,000 units on 1,534 acres.

Commercial  Analysis

Residential growth will create demands for retail goods and services in Taraba State, Nigeria. Analysis of household income and expenditure patterns of households allows the determination of the actual support that will exist in Taraba for various types of retail establishments. Retail expenditures normally comprise of 48.8% of disposable income.

Estimated  Household  Expenditure  Patterns  By  Store  Type:



Grocery. . . . . . . . . . . .  13.5%
Conventional Restaurant. . . .   3.5%
Fast Food/Carry Out. . . . . .   1.5%
General Merchandise. . . . . .   4.7%
Variety and Discount . . . . .   3.1%
Paint and Wallpaper. . . . . .   0.4%
Specialty Food . . . . . . . .   0.2%
Men's Clothing . . . . . . . .   0.3%
Women's Clothing . . . . . . .   0.8%
Children's Clothing. . . . . .   0.1%
Family Clothing. . . . . . . .   1.2%
Shoes. . . . . . . . . . . . .   0.4%
Furniture and Home Furnishings   1.8%
Florist. . . . . . . . . . . .   0.2%
Appliances . . . . . . . . . .   0.6%
Electronics. . . . . . . . . .   0.5%
Music and Video Rental . . . .   0.3%
Books and Stationary . . . . .   0.6%
Sporting Goods . . . . . . . .   0.9%
Jewelry. . . . . . . . . . . .   0.5%
Hobby and Specialty. . . . . .   0.2%
Bicycle/Moped. . . . . . . . .   1.3%
Gifts. . . . . . . . . . . . .   0.3%
Hardware . . . . . . . . . . .   1.0%
Bakery . . . . . . . . . . . .   0.1%
Tire, Battery & Accessory. . .   1.7%
Drug . . . . . . . . . . . . .   1.3%
Liquor . . . . . . . . . . . .   0.3%
Dry Cleaners . . . . . . . . .   0.2%
Beauty Shop. . . . . . . . . .   0.2%
Barber Shop. . . . . . . . . .   0.1%
Ice Cream Pallor . . . . . . .   0.2%
Coin Laundry . . . . . . . . .   0.1%
Miscellaneous Retail . . . . .   5.1%
Miscellaneous Services . . . .   1.7%
Total. . . . . . . . . . . . .  48.8%



Note:  Based  on  U.S.  expenditure  patterns  and adjusted for a modern Nigeria

Each store type has different thresholds and sales per square foot requirements that must be achieved in order to be feasible. The following table shows the sales per square foot annually that each store type must achieve (in U.S. dollars) to be feasible.

Annual  Sales  Per  Square  Foot  By  Store  Type:

Grocery                                 $259
Conventional Restaurant                 $123
Fast Food/Carry Out                     $118
General Merchandise                     $ 72
Variety and Discount                    $ 49
Paint and Wallpaper                     $131
Specialty Food                          $130
Men's Clothing                          $124
Women's Clothing                        $ 90
Children's Clothing                     $ 90
Family Clothing                         $101
Shoes                                   $ 74
Furniture and Home Furnishings          $ 90
Florist                                 $ 60
Appliances                              $ 60
Electronics                             $ 45
Music and Video Rental                  $ 95
Books and Stationary                    $ 66
Sporting Goods                          $ 85
Jewelry                                 $140
Hobby and Specialty                     $ 45
Bicycle/Moped                           $ 75
Gifts                                   $ 45
Hardware                                $ 45
Bakery                                  $ 82
Tire, Battery & Accessory               $ 99
Drug                                    $125
Liquor                                  $185
Dry Cleaners                            $ 55
Beauty Shop                             $ 69
Barber Shop                             $ 55
Ice Cream Pallor                        $110
Coin Laundry                            $ 32
Miscellaneous Retail                    $ 81
Miscellaneous Services                  $ 68

The following table shows the type of stores that will be required by the additional 4,000 households that are to be built in Taraba State. Note, that in a growing market, developers typically build in anticipation of demand. Nonetheless, support for at least one key (or anchor) tenant in a shopping center, such as general merchandise store, a grocery store, a hardware store, or a drug store is necessary in order to develop a viable neighborhood or convenience shopping center.

Recommended  Commercial  Development  for  4,000  Dwelling  Units:

1.     Initial  Commercial  Needed  to  Accommodate  Early  Construction




Convenience Commercial
-------------------------------------
                                       Gross Leasable Area (sq ft)
                                       ---------------------------
Convenience Grocery . . . . . . . . .                        3,000
Dry Cleaners. . . . . . . . . . . . .                        1,600
Limited Line Variety, Drug & Hardware                        2,500
Miscellaneous Retail. . . . . . . . .                        1,200
Miscellaneous Service . . . . . . . .                        1,200
                                       ---------------------------

Total GLA . . . . . . . . . . . . . .                        9,500
Total Building Area . . . . . . . . .                       10,550
Total Land Area . . . . . . . . . . .                      4 acres



2.     Commercial  Development  Needed  to  Accommodate  4,000  Dwelling  Units



Mall Store Types                      Gross Leasable Area (sq ft)
------------------------------------  ---------------------------
Grocery (2). . . . . . . . . . . . .                       87,000
Conventional Restaurant (2). . . . .                        9,000
Fast Food/Carry Out (2). . . . . . .                        4,000
General Merchandise. . . . . . . . .                       20,000
Variety and Discount . . . . . . . .                       60,000
Paint and Wallpaper. . . . . . . . .                        2,300
Specialty Food . . . . . . . . . . .                          900
Men's Clothing (2) . . . . . . . . .                        3,860
Women's Clothing (2) . . . . . . . .                        3,400
Children's Clothing (2). . . . . . .                        2,000
Family Clothing (2). . . . . . . . .                        4,000
Shoes. . . . . . . . . . . . . . . .                        2,400
Furniture and Home Furnishings . . .                        5,000
Florist. . . . . . . . . . . . . . .                        1,050
Appliance. . . . . . . . . . . . . .                        1,400
Electronics. . . . . . . . . . . . .                        2,000
Music and Video Rental . . . . . . .                        1,800
Books and Stationary . . . . . . . .                        1,600
Sporting Goods . . . . . . . . . . .                        1,650
Jewelry. . . . . . . . . . . . . . .                          960
Hobby and Specialty. . . . . . . . .                        1,200
Bicycle/Moped. . . . . . . . . . . .                        2,800
Gifts. . . . . . . . . . . . . . . .                        1,500

MALL STORE TYPES . . . . . . . . . .  Gross Leasable Area (sq ft)
                                      ---------------------------

Hardware . . . . . . . . . . . . . .                        5,000
Bakery . . . . . . . . . . . . . . .                        1,500
Tire, Battery & Accessory. . . . . .                        3,000
Drug . . . . . . . . . . . . . . . .                        4,900
Liquor . . . . . . . . . . . . . . .                        2,000
Dry Cleaners . . . . . . . . . . . .                        1,600
Beauty Shop. . . . . . . . . . . . .                        1,200
Barber Shop. . . . . . . . . . . . .                          700
Ice Cream Pallor . . . . . . . . . .                        1,100
Coin Laundry . . . . . . . . . . . .                        2,000
Miscellaneous Retail (3) . . . . . .                        3,600
Miscellaneous Service (2). . . . . .                        2,400
                                      ---------------------------

Total GLA. . . . . . . . . . . . . .                      248,820
Total Building Area. . . . . . . . .                    27610,550
Total Land Area. . . . . . . . . . .                     25 acres


ANCILLARY COMMERCIAL . . . . . . . .  ACRES

FAST FOOD (2). . . . . . . . . . . .                          2.0
RESTAURANT (2) . . . . . . . . . . .                          4.0
CAR CARE (2) . . . . . . . . . . . .                          4.0
BANK (2) . . . . . . . . . . . . . .                          3.0
MOVIE THEATERS . . . . . . . . . . .                          3.0
RECREATIONAL COMMERCIAL. . . . . . .                          4.0
CHILD CARE CENTER. . . . . . . . . .                          1.0
                                      ---------------------------

TOTAL ACRES. . . . . . . . . . . . .                         21.0

Total Recommended Commercial/Retail.                  50.0  ACRES

Office  Space  Analysis

Employment growth due to 4,000 additional dwelling units will create the primary demand for additional office space in Taraba. Certain type of firms are more likely to purchase office and office/warehouse condominium buildings rather than lease office space, or locate in other types of facilities. Research has determined that within each major industrial group, the following percentages of employees locate in office buildings rather than other facilities. These percentages are shown in the following table.

Proportion  of  New  Employment  Housed  in  Office  Space:



INDUSTRY. . . . . . . . . . . . . . . . . . . .  % OFFICE EMPLOYED

MINING. . . . . . . . . . . . . . . . . . . . .                 90
CONSTRUCTION. . . . . . . . . . . . . . . . . .                 45
MANUFACTURING . . . . . . . . . . . . . . . . .                 35
TRANSPORTATION, COMMUNICATION, PUBLIC UTILITIES                 75
WHOLESALE TRADE . . . . . . . . . . . . . . . .                 20
RETAIL TRADE. . . . . . . . . . . . . . . . . .                 45
FINANCE/INSURANCE/REAL ESTATE . . . . . . . . .                 95
SERVICE . . . . . . . . . . . . . . . . . . . .                 80
GOVERNMENT. . . . . . . . . . . . . . . . . . .                 85
AGRICULTURE . . . . . . . . . . . . . . . . . .                 10
DOMESTIC & OTHERS . . . . . . . . . . . . . . .                 60



Research indicates that the average office employee requires approximately 200 square feet of office space. Using the assumption that there will be an average of 2.4 persons per household, multiplied by 4,000 households, thus 9,600 new persons and also assuming that 25% will be office-type workers, it is projected that 480,000 square feet of office space is necessary. The following table shows the recommended multi-tenant office market that should be available for the additional housing development in Taraba.

Projected  Multi-Tenant  Office  Space  Construction:



MULTI-TENANT OFFICE SPACE (SQ FT)  ACRES

480,000 . . . . . . . . . . . . .   18.0

Industrial  Space  Analysis

Industrial Space is defined by heavy manufacturing, warehouse and distribution centers, light manufacturing and research and development. Light manufacturing and research and development primarily involve electronics, instruments, medical, energy and construction and engineering firms. Available land in proximity to airports, highways, and labor markets is recommended. Specific types of firms are more likely to locate in industrial developments rather than office buildings or other types of facilities. The following table shows the proportion of employees in each major industrial sector that are estimated to locate in industrial facilities.

Proportion  of  New  Employment  Housed  in  Industrial  Facilities:



INDUSTRY. . . . . . . . . . . . . . . . . . . .  PERCENT

MINING. . . . . . . . . . . . . . . . . . . . .       10
CONSTRUCTION. . . . . . . . . . . . . . . . . .       20
MANUFACTURING . . . . . . . . . . . . . . . . .       65
TRANSPORTATION, COMMUNICATION, PUBLIC UTILITIES       25
WHOLESALE TRADE . . . . . . . . . . . . . . . .       80
RETAIL TRADE. . . . . . . . . . . . . . . . . .       15
FINANCE/INSURANCE/REAL ESTATE . . . . . . . . .        5
SERVICE . . . . . . . . . . . . . . . . . . . .       20
GOVERNMENT. . . . . . . . . . . . . . . . . . .       NA
AGRICULTURE . . . . . . . . . . . . . . . . . .       10
DOMESTIC & OTHERS . . . . . . . . . . . . . . .       NA



Industrial users are estimated to require approximately 750 square feet per employee. By using this standard and the fact that it is estimated that 25% of new employees will be industrial workers, it is estimated that 1.8 million square feet of industrial space will be required.

Projected  Industrial  Space  Construction:



INDUSTRIAL SPACE (SQ FT)  ACRES

1,800,000. . . . . . . .  150.0

Nigeria  Projects  &  Time  Table

1.     OFFICE  &  LIVING  COMPOUND  (Jalingo,  Taraba  State)

a. Identify site, survey, soils tests, transportation analysis, communications analysis and power consumption analysis. NOTE: power consumption includes building and operating the compound.

b. Design site, infrastructure and buildings. NOTE: building compound to be a smart building, i.e. all mechanical, electrical and environmental control is to be computerized, possibly in conjunction with General Electric. Compound will also be a wall-enclosed entity with helicopter pad, maintenance facilities, and full electronic and staffed security. A bunker petroleum generator by Caterpillar will supply power.

c. Create working drawings for construction. NOTE: site excavation can begin prior to completion of building working drawings.

d.     Order  materials  for  shipping.

e.     Release  to  General  Contractor.

(From  start  to  completion  estimated  at  5  months)


2.     POWER  PLANT  (Jalingo,  Taraba  State)

a. Identify site, survey, soils tests, transportation analysis, communications analysis, power consumption analysis and a waste management analysis. NOTE: power consumption includes building and operating the compound.

b.     Design  site,  infrastructure  and  buildings.

c.     Create  working  drawings  for  construction.

d.     Order  materials  for  shipping.

e.     Release  to  General  Contractor.

(From  start  to  completion  estimated  at  4-6  months)

NOTE: It will take approximately 18 months for the new power plant to be on a new grid to serve the community.

3.          FACTORY  FOR  BUILDING  MATERIALS  (Jalingo,  Taraba  State)

a. Identify site, survey, soils tests, transportation analysis, communications analysis, and power consumption analysis. NOTE: power consumption includes building and operating the factory.

b.     Design  site,  infrastructure  and  buildings.

c.     Create  working  drawings  for  construction.

d.     Order  materials  for  shipping.

e.     Release  to  General  Contractor.

(From  start  to  completion  estimated  at  6  months)

f.     Install  machinery  and  complete initial testing for factory production.

(From  start  to  completion  estimated  at  1  month)


4.     HOUSING  PROJECTS  (Jalingo,  Taraba  State)

a. Market analysis for housing feasibility to include: housing type, income level, square footage, density, number bedrooms and baths and design style.
b.     Identify multiple sites and obtain satellite surveys.
c.     Complete in depth transportation study.
d.     Complete in depth hydrology and soils analysis
e. Preliminary master plan for X number of homes on X number of acres, which will include size of phasing plan for individual communities and/or buildings.
f.     Begin master plan of initial phases.
g.     Master plan for Phase 1.
h.     Survey for Phase 1.
i. Site and infrastructure plan for Phase 1. NOTE: these are design and engineering documents both.
j.     Site excavation.*
k.     Working drawings for buildings on Phase 1.
l.     Release to General Contactor.
m.     Revise overall and begin master plan.
n.     Master plan for Phase 2.
o.     Survey for Phase 2.
p. Site and infrastructure plan for Phase 2. NOTE: these are design and engineering documents both.
q.     Site excavation.*
r.     Working drawings for buildings on Phase 2.
s.     Release  to  General  Contractor.

NOTE: All projects must identify a site in near proximity for a fuel dump to operate the generators.

* Excavation to include: Cut and fill of land with heavy equipment, berming and buffers, water and sewer trenches, electric and communications trenches, drainage (culverts, pipe trenches, soil and gravel mix, detention ponds).

Jalingo  Office  &  Living  Compound  Program

1.     OFFICE

a. 20,000 sq. ft. steel, concrete and glass structure to be prefabricated in the US and then shipped to Jalingo for erection.
b.     2-story  building  with  loft.
c.     Will include tower.
d.     Will also include fireplace and oak or teak floors.
e.     Design studios.
f.     Offices and conference room.
g.     Multi-media viewing room.
h.     Kitchen & Lounge.
i. Computerized environmental controls including solar energy and solar shading.
j. State of the art electronic security, possibly in conjunction with ADT security.
k.     Recreation room including full size pool table.

NOTE: The design of the office building is to be very high-tech and modern with the use of glass and steel. The guard tower and two stair well towers will be high enough to be seen at a great distance thus establishing a presence.

2.     LIVING  QUARTERS
a. 3,000 sq. ft. Main house, 2-story with lofts and secondary tower. Exercise room and library with fireplace, wet bar and piano. Fireplace in main living room.
b. (3) 800 sq. ft. 2 bedroom/2 bath guest bungalows / 1-story with fireplace.
c.     Dormitory for security and house staff.

3.     COMPOUND  AMENITIES
a.     Swimming  pool  with  bathhouse.
b.     Outdoor barbeque and cabana area.
c.     Helicopter pad and maintenance building.
d.     Security wall surrounding complex.
e.     Guardhouse at main gate and guard tower at the opposite diagonal corner.
f.     Generator room for Caterpillar generator.
g.     State of the art electronic security, surveillance and lighting.

                           PROJECTED INCOME STATEMENT




                             2001/2002    2003/2004    2005/2006
                           -----------  -----------  -----------
INCOME:

Sales . . . . . . . . . .  200,000,000  320,000,000  280,000,000
Interest Income . . . . .   24,000,000   35,000,000   52,000,000

Total Income. . . . . . .  224,000,000  375,000,000  332,000,000

Less Construction Costs:

Construction Materials. .   40,000,000   64,000,000   56,000,000
Construction Labor. . . .   15,000,000   24,000,000   21,000,000
Construction Overhead . .    5,000,000    8,000,000    7,000,000

Total Construction Costs.   60,000,000   96,000,000   84,000,000

Gross Profit. . . . . . .  164,000,000  259,000,000  248,000,000

Interest Expense. . . . .   32,000,000   32,000,000   32,000,000
General & ADM Expense . .   10,000,000   15,000,000   14,000,000

Total Operating Expense .   42,000,000   47,000,000   46,000,000

Total Net Profit. . . . .  122,000,000  212,000,000  202,000,000

(Loss)

                             PROJECTED BALANCE SHEET


                            2001/2002    2003/2004    2005/2006
                          -----------  -----------  -----------
ASSETS

Cash . . . . . . . . . .  372,000,000  578,000,000  796,000,000
Receivables (Net). . . .  100,000,000  120,000,000  100,000,000
Total Assets . . . . . .  472,000,000  698,000,000  896,000,000

LIABILITIES

Bond Payable . . . . . .  400,000,000  400,000,000  400,000,000
Trade Payable. . . . . .   10,000,000   24,000,000   20,000,000
Total Liabilities. . . .  410,000,000  424,000,000  420,000,000

Capital Stock & Surplus.   62,000,000  274,000,000  476,000,000

Total Liabilities and
Capital Stock & Surplus.  472,000,000  698,000,000  896,000,000


                           PROJECTED INCOME STATEMENT




                           2001/2002    2003/2004    2005/2006
                         -----------  -----------  -----------

Cash Balance (opening):  372,000,000  578,000,000

Plus Receipts:
Receivable Collections.  100,000,000  300,000,000  300,000,000
Interest Income . . . .   24,000,000   35,000,000   52,000,000
Bond Proceeds . . . . .  340,000,000
Total . . . . . . . . .  464,000,000  707,000,000  930,000,000

Less Reimbursements:

Construction Materials.   30,000,000   50,000,000   60,000,000
Construction Labor. . .   15,000,000   24,000,000   21,000,000
Construction Overhead .    5,000,000    8,000,000    7,000,000
Interest. . . . . . . .   32,000,000   32,000,000   32,000,000
General & ADM Expense .   10,000,000   15,000,000   14,000,000

Total Disbursements . .   92,000,000  129,000,000  134,000,000

Cash Balance. . . . . .  372,000,000  578,000,000  796,000,000

ATTACHMENT  "6"

     EMPLOYMENT  AGREEMENT  --  PRO  FORMA







                              EMPLOYMENT AGREEMENT
                              --------------------

     EMPLOYMENT  AGREEMENT  dated  as  of               ,  2001,  by and between
WINDSOR  INVESTMENT  CORPORATION  with  its  principal  place  of  business  at
 (the "Company"), and WILLIAM T. LEE residing at 2628 S. Union, Chicago, IL 60616, (the "Executive").

     WHEREAS, the Executive has been retained by the Company, and the Company wishes to offer continuing employment to the Executive, and the Executive wishes to accept such offer on the terms set forth below.

     Accordingly,  the  parties  hereto  agree  as  follows:

     1. Term. The Company hereby employs the Executive, and the Executive hereby accepts such employment, commencing as of the date hereof, and shall continue in accordance with the terms of this Agreement until terminated in accordance with the provisions of Section 4 or Section 5 (the period during which the Executive is employed hereunder being hereinafter referred to as the "Term").

     2. Duties. During the Term, the Executive shall be employed by the Company as the President of the Company, and, as such, the Executive shall faithfully perform for the Company the duties as required, and, shall perform such other duties of an executive, managerial or administrative nature, which are consistent with the Executive's position and authority, as shall be specified and designated from time to time by the Board of Directors of the Company (the "Board"). Without limiting the generality of the foregoing, the Board shall not, without the consent of the Executive, appoint the Executive to a position or establish such other duties which are inconsistent with the preceding sentence.
     The Executive shall devote adequate business time and effort to the performance of his duties hereunder. Unless otherwise consented to by the Executive, the Executive's principal office shall be located not more than 50 miles from Chicago, Illinois.

3.     Compensation.
                         3.1  Salary.  During  the  Term,  the Company shall pay
the Executive a salary at the initial rate of $150,000 per annum (the "Annual Salary"), in accordance with the customary payroll practices of the Company applicable to senior executives. The Annual Salary shall be reviewed at least annually, and may be increased (but not decreased) at any time and from time to time by action in accordance with the Company's regular practices. Once increased, any reference to Annual Salary herein shall be a reference to such increased amount.
     3.2 Bonus. The Executive shall be eligible to receive an annual bonus for each full fiscal year in which he is employed, in accordance with and subject to terms established from time to time by the Board.
3.3 Benefits - In General. The Executive shall be permitted during the Term to participate in any group life, hospitalization or disability insurance plans, health programs, retirement plans, fringe benefit programs and similar benefits that may be available to other senior executives of the Company generally, on the same terms as such other executives, in each case to the extent that the Executive is eligible under the terms of such plans or programs. The fringe benefits will include, but not be limited to the use of a company cellular phone, a company charge card, and a leased care.
3.4 Vacation. The Executive shall be entitled to four (4) weeks of annual vacation.
3.5 Expenses. The Company shall pay or reimburse the Executive for all ordinary and reasonable out-of-pocket expenses actually incurred (and, in the case of reimbursement paid) by the Executive during the Term in the performance of the Executive's services under this Agreement, provided that the Executive submits proof of such expenses, with the properly completed forms as prescribed from time to time by the Company, no later than 30 days after such expenses have been so incurred.
     4. Termination upon Death or Disability. If the Executive dies during the Term, the Term shall terminate as of the date of death, and the obligations of the Company to or with respect to the Executive shall terminate in their entirety upon such date except as otherwise provided under this Section 4, if the Executive by virtue of ill health or disability is unable to perform substantially and continuously the duties assigned to him for more than 180 consecutive or non-consecutive work days out of any consecutive 12-month period, the Company shall have the right, to the extent permitted by law, to terminate the employment of the Executive upon notice in writing to the Executive. Upon termination of employment due to death, ill health, or disability, the Executive (or the Executive's estate or beneficiaries in the case of the death of the Executive) shall (i) be entitled to receive any Annual Salary and other benefits earned and accrued under this Agreement prior to the date of termination (and reimbursement under this Agreement for expenses incurred prior to the date of termination); (ii) be entitled to receive an amount equal to the target bonus for employees of Windsor Investment Corporation for the fiscal year during which such termination occurs multiplied by a fraction (A) the numerator or which is the number of days elapsed in such fiscal year through the date of termination and (B) the denominator of which is the number of days in such fiscal year; provided, however, that the bonus payment shall be made no later than 60 days after the end of the fiscal year in which such termination occurs (or at such other time as provided under the terms of the bonus program in effect on the date of termination); and have no further rights to any other compensation or benefits hereunder on or after the termination of employment, or any other rights hereunder.
     5.     Certain  Terminations  of  Employment.
          5.1     Termination  for  Cause:  Termination  of  Employment  by  the
Executive.
(a)     For  purposes  of  this  Agreement,  "Cause" shall mean the Executive's:
(i) conviction of (or pleading nolo contendere to) a felony, a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving the Company;
(ii) engagement in the performance of his duties hereunder, or otherwise to the detriment of the Company, in willful misconduct, willful or gross neglect, fraud, insubordination, misappropriation or embezzlement;
(iii) failure to adhere to the directions of the Board of Directors, the Company's policies and practices and, if such conduct is capable of being cured, failure to cure such conduct within fourteen (14) days following written notice specifying such conduct alleged to constitute Cause;
(iv)     breach of any of the provisions of Section 6; or
(v) breach in any material respect of the terms and provisions of this Agreement, and, if such breach is capable of being cured, failure to cure such conduct within fourteen (14) days following written notice specifying such conduct alleged to constitute Cause; provided, however, that Cause shall in no event be deemed to exist except upon a finding reflected in a resolution approved by greater than 50% of the members of the Board (or to the extent otherwise required by the by-laws of the Company).

          (b) Subject to the requirements of Section 5.1(a), the Company may terminate the Executive's employment hereunder for Cause at any time, and the Executive may voluntarily terminate his employment on at least 30 days and not more than 60 days written notice given to the Company. The Company, following receipt of a notice of resignation from the Executive, may in its sole discretion waive all or part of the notice period by giving the Executive written notice of such waiver, and in such event, the Executive's termination will be effective on the date specified in the Company's written notice of waiver.
If the Company terminates the Executive for Cause, or the Executive voluntarily terminates his employment: (i) the Executive shall receive Annual Salary and other benefits (but, in all events, and without increasing the Executive's rights under any other provision hereof, excluding any bonuses not yet paid) earned and accrued under this Agreement prior to the termination of employment (and reimbursement under this Agreement for expenses incurred prior to the termination of employment); and (ii) the Executive shall have no further rights to any other compensation or benefits hereunder on or after the termination of employment or any other rights hereunder.
5.2     Termination  by  the  Company  without  Cause.

     (a) The Company may terminate the Executive's employment at any time for any reason or no reason, provided, however, that such termination shall in no event be effective except upon a finding reflected in a resolution approved by greater than 50% of the members of the Board (or to the extent otherwise required by the by-laws of the Company). If the Company terminates the Executive's employment and the termination is not covered by Section 4, 5.1 or 5.3; (i) the Executive shall receive Annual Salary and other benefits earned and accrued under this Agreement prior to the termination of employment (and reimbursement under this Agreement prior to the termination of employment); (ii) the Company shall continue to pay the Executive has Annual Salary for a period of time commencing on the date of termination and ending on the date occurring twelve months thereafter; (iii) the Company shall pay Executive an amount equal to the target bonus for employees of Windsor Investment Corporation for the fiscal year during which such termination occurs multiplied by a fraction (A) the numerator of which is the number of days elapsed in such fiscal year through the date of termination and (B) the denominator of which is the number of days in such fiscal year; provided, however, that the bonus payment shall be made no later than 60 days after the end of the fiscal year in which such termination occurs (or at such other time as provided under the terms of the bonus program in effect on the date of termination); (iv) the Company shall continue to pay, or reimburse the Executive for, the Company's cost (as if medical benefit coverage as provided for under COBRA for a period of twelve months after termination of employment, provided that the Executive makes a timely election of such continuation of coverage under COBRA; (v) the Company shall provide the Executive with outplacement service through a bona fide outplacement organization in accordance with The Company's policies in effect at the time of such termination; and (vi) the Executive shall have no further rights to any other compensation or benefits hereunder on or after the termination of employment, or any other rights hereunder.
(b) Notwithstanding Section 5.2(a), unless otherwise consented to by the Executive, if (i) the Company assigns the Executive to duties inconsistent with the Executive's position with the Company as stated in Section 2; (ii) a material reduction in the Executive's aggregate compensation opportunity, comprised only of the Executive's (A) Base Salary, and (B) bonus opportunity (taking into account, without limitation, any target, minimum and maximum amounts payable and the attainability and otherwise the reasonableness of any performance hurdles, goals and other measures), in any; (iii) the Company fails to obtain an agreement in form and substance reasonably satisfactory to the Executive from any successor to the business of the Company to assume and agree to perform this Agreement; or (vi) the Executive's offices are relocated to more than 50 miles from the Chicago, Illinois metropolitan area; then, if the Executive terminates his employment within sixty (60) days of the occurrence of such as event or condition, such events shall be deemed for the other purposes of this Agreement to give rise to a termination by the Company without Cause.
          5.3     Termination  Upon  or  After  a  Change  of  Control
               (a) If [the Executive's employment is terminated within 90 days following a Change of Control (as defined below) or if] the Company terminates the Executive's employment within such 90-day period and the termination is not covered by Section 4 or 5.1, the Executive shall be entitled to the payments and benefits as set forth in Section 5.2(a).
               (b) For purposes of this Agreement, a Change of Control shall be deemed to have occurred after the date hereof, the Company ceases to be, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Windsor Investment Corporation.
6.     Covenants  of  the  Executive.
6.1 Covenant Against Competition; Other Covenants. The Executive acknowledges that (i) the principal business of the Company (which expressly includes for purposes of this Section 6, its successors and assigns) is the design, development, manufacture, sale and distribution of housing, and related equipment (such businesses, and any and all other businesses that the date hereof, and from time to time during the Term, become material with respect to the Company's then-overall business, herein being collectively referred to as the "Business"); (ii) the Company is one of the limited number of persons who have developed such a business; (iii) the Company's Business is, in part, national and international in scope; (iv) the Executive's work for the Company has given and will continue to give him access to the confidential affairs and proprietary information of the Company; (v) the covenants and agreements of the Executive contained in this Section 6 are essential to the business and goodwill of the Company; and (vi) the Company would not have entered into this Agreement but for the covenants and agreements set forth in this Section 6. Accordingly, the Executive covenants are agrees that:

          (a) For and in consideration of the salary and benefits to be provided by the Company hereunder, including the severance arrangements set forth herein, and further in consideration of the Executive's exposure to the proprietary information of the Company, the Executive covenants and agrees that, during the period commencing on the date hereof and ending following the date upon which the Executive shall cease to be an employee of the Company and its subsidiaries (including all joint venture operations, the "Subsidiaries"), he shall not anywhere in the world, directly or indirectly, (i) engage in any element of the Business or otherwise compete with the Company or its Subsidiaries, (ii) render any services to any person, corporation, partnership or other entity (other than the Company or its Subsidiaries) engaged in any element of the Business, or (iii) become interested in any such person, corporation, partnership or other entity (other than the Company or its Subsidiaries) as a partner, shareholder, principal, agent, employee, consultant or in any other relationship or capacity; provided, however, that notwithstanding the foregoing, the Executive may invest in securities of any entity, solely for investment purposes and without participating in the business thereof, if (A) such securities are traded on any national securities exchange or the National Association of Securities Dealers, Inc. Automated Quotation System, (B) the Executive is not a controlling person of or a member of a group which controls, such entity, (C) such securities are not in a company which is directly or indirectly a competitor of the Company, and (D) the Executive does not, directly or indirectly own 5% or more of any class of securities of such entity.
     (b) During the Term the Executive will disclose all information, ideas, discoveries, inventions, improvements, modifications, trade secrets, software, firmware, models, prototypes, trading names, styles, logos and other intangibles developed by the Executive, either individually or with others, which relate, directly or indirectly, to the Business, including without limitation any process, method, operation, product, service or any improvements thereof, whether or not conceived or developed during the Executive's working hours (including any work done by the Executive before the Term), and with respect to which the equipment, supplies, facilities or confidential information of the Company or its Subsidiaries as used in whole or in part (the "Proprietary Information"). During and after the Term, the Executive will not disclose any Proprietary Information to any third party without prior written consent of the Company except for Proprietary Information which becomes publicly known through no wrongful act of the Executive. All rights in and to all Proprietary Information shall include, without limitation, any and all patent, trademark, copyright, trade secret and other proprietary rights of any kind whatsoever, any and all works in any medium whatsoever that refer to, relate to, incorporate, include, analyze or utilize any Proprietary Information, including but not limited to improvements and modifications thereto and derivations therefrom. To the extent necessary to vest such sole and exclusive ownership in the Company, the Executive hereby irrevocably assigns to the Company (and, as applicable, its successors and assigns) any and all rights it; and to all Proprietary Information. The Executive agrees to sign, execute and acknowledge, or cause to be signed, executed or acknowledged, without cost to the Company, any and all documents and to perform such acts as may be considered necessary, useful or convenient by the company for the purpose of obtaining, perfecting, recording, renewing or enforcing title to the proprietary Information by the Company, and all rights therein. The Executive hereby grants all such royalty-free, perpetual and assignable licenses to the Company as may be necessary for the Company to use, sell, reproduce, modify and otherwise exercise control over the Proprietary Information for any purpose whatsoever, without any obligation of accounting or payment of royalties or other compensation to the Executive or to any third party. Proprietary Information may be used by the Executive only in connection with performing the Executive's responsibilities under this Agreement. Upon termination of the Executive's employment, the Executive shall no longer use Proprietary Information for any purpose whatsoever.
During and after the Term, the Executive shall keep secret and retain in strictest confidence, and shall not use for his benefit of others (and represents that he has not done so), except in connection with the business and affairs of the company and the Subsidiaries of either, all confidential matters relating to the Company's Business, learned by the Executive heretofore or hereafter, directly or indirectly, from the Company (the "Confidential Company Information"), including, without limitation, information with respect to (i) sales figures of the Company, price lists and price structure, (ii) profit or loss figures of the Company, (iii) customers, clients and prospective clients, suppliers, distributors and customer lists and lists of the employees of the Company and its Subsidiaries (both current and those who were customers or suppliers during the previous two years) and (iv) technology, know-how, designs, inventions; and shall not disclose such Confidential Company Information to anyone outside of the Company except with the Company's express written consent and except for Confidential Company Information which is at the time of receipt or thereafter becomes publicly known through no wrongful act of the Executive or is received from a third party not under an obligation to keep such information confidential and without breach of this Agreement.
               (c) From the date hereof through the end of the six-month period commencing with the Executive's termination of employment with the Company, the Executive shall not, without the Company's prior written consent, directly or indirectly (i) solicit or encourage to leave the employment or other service of the Company, or any of its Subsidiaries, any employee or independent contractor thereof, or (ii) hire (on behalf of the Executive or any other person or entity) any employee or independent contractor who has left the employment or other service of the Company or any of their Subsidiaries within the one-year period which follows the termination of such employee's or independent contractor's employment or other service with the Company and their Subsidiaries. From the date hereof through the end of the six-month period commencing with the Executive's termination of employment with the Company, he will not, whether for his own account or for the account of any other person, firm, corporation or other business organization, intentionally interfere with the Company or any of their Subsidiaries' relationship with, or endeavor to entice away from the Company or any of their Subsidiaries, any person who during the Term is or was a customer or client of the Company or any of its Subsidiaries. While Executive's non-compete obligations under Section 6.1(a) are in effect, the Executive shall not publish any statement or make any statement under circumstances reasonably likely to become public that is critical of the Company or any of their Subsidiaries, or in any way adversely affecting or otherwise maligning the Business or reputation of the Company or any of its Subsidiaries.
               (d) All visually perceptible or machine readable documents and things which consist of, include or refer or relate to Proprietary information, and any other memoranda, notes, lists, records, property and any other tangible product and documents (and all copies thereof) made, produced or compiled by the Executive or made available to him concerning the business of the Company (i) shall at all times be the property of the Company and (ii) upon the Executive's termination of employment, shall be returned to the Company.
6.2     Rights  and  Remedies  Upon  Breach
(a) The Executive acknowledges and agrees that any breach by him of any of the provisions of Section 6.1 (the "Restrictive Covenants") would result in irreparable injury and damage for which money damages would not provide an adequate remedy. Therefore, if the Executive breaches, or threatens to commit a breach of, any of the provisions of Section 6.1, the Company and its Subsidiaries shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company and its Subsidiaries under law or in equity (including, without limitation, the recovery of damages):
          (i) The right and remedy to have the Restrictive Covenants specifically enforced (without posting bond and without the need to prove damages) by any court having equity jurisdiction, including, without limitation, the right to an entry against the Executive of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violation, threatened or actual, and whether or not then continuing, of such covenants; and
                    (ii) The right and remedy to require the Executive to account for and pay over to the Company and its Subsidiaries all compensation, profits, monies, accruals, increments or other benefits (collectively, "Benefits") derived or received by him as the result of any transactions constituting a breach of the Restrictive Covenants, and the Executive shall account for and pay over such Benefits to the Company and, if applicable, its affected Subsidiaries.
                    (b) The Executive agrees that in any action seeking performance of other equitable relief, he will not assert or contend that any of the provisions of this Section 6 are unreasonable or otherwise unenforceable. The existence of any claim or cause of action by the Executive, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of the Restrictive Covenants.
7.     Other  Provisions.
7.1 Severability. The Executive acknowledges and agrees that (i) he has had an opportunity to seek advice of counsel in connection with this Agreement and
(ii) the Restrictive Covenants are reasonable in geographical and temporal scope and in all other respects. If it is determined that any of the provision of this Agreement, including, without limitation, any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the provisions of this Agreement shall not thereby be affected and shall be given full effect, without regard to the invalid portions.
     7.2 Duration and Scope of Covenants. If any court or other decision-maker of competent jurisdiction determines that any of the Executive's covenants contained in this Agreement, including, without limitation, any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographical scope of such provision, then, after such determination has become final and unappealable, the duration or scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.
7.3     Enforceability,  Jurisdiction,  Arbitration.
(a) The Company and the Executive intend to and hereby confer jurisdiction to enforce the Restrictive Covenants set forth in Section 6 upon any courts which have jurisdiction over such matters. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of breadth of scope or otherwise it is the intention of the Company and the Executive that such determination not bar or in any way affect the Company's right, or the right of any of its Subsidiaries, to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenants, as to breaches of such Restrictive Covenants in such other respective jurisdictions, such Restrictive Covenants as they relate to each jurisdiction's being, for this purpose, severable, diverse and independent covenants, subject, where appropriate, to the doctrine of res judicata.
     (b) Any controversy or claim arising out of or relating to this Agreement or the breach of this Agreement (other than a controversy or claim arising under Section 6 to the extent necessary for the Company (or its Subsidiaries, where applicable) to avail itself of the rights and remedies provided under Section 6.2) that is not resolved by the Executive and the Company (or its Subsidiaries, where applicable) shall be submitted to arbitration in Chicago, Illinois (or such other city as the parties may mutually agree upon) in accordance with Illinois law (or the law of such other jurisdiction, as applicable) and the procedures of the American Arbitration Association. The determination of the arbitrator(s) shall be conclusive and binding on the Company (or its Subsidiaries, where applicable) and the Executive and judgment may be entered on the arbitrator(s)' award in any court having jurisdiction. If the Company commences a legal action or arbitration proceeding against the Executive and the Company does not prevail to any material extent, the Company shall reimburse the Executive for all reasonable costs and expenses incurred by the Executive in connection with such action or proceeding, including without limitation reasonable attorney's fees, in defending against such action or proceeding, and, if applicable, on appeal.
          7.4 Liability Insurance. The Company agrees to maintain Director's and Officer's liability insurance at a level not less than the level in effect on the date hereof, or to the extent such level is increased during the Term, at such increased level.
          7.5 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mail as follows:
If  to  the  Company,  to:

With  a  copy  to:

If  to  the  Executive,  to:     2628  S.  Union  Avenue,  Chicago,  IL  60616

With  a  copy  to:          Mr.  Larry  Carlson,  Attorney-at-law
Any such person may be notice given in accordance with this Section 7.5 to the other parties hereto designate another address or person for receipt by such person of notices hereunder.
          7.6 Entire Agreement. This Agreement contains the entire Agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.
          7.7 Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, no shall any waiver on the part of any party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.
          7.8 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTURED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
          7.9 Assignment. This Agreement, and the Executive's rights and obligations hereunder, may not be assigned by the Executive; any purported assignment by the Executive in violation hereof shall be null and void. In the event of any sale, transfer or by merger, consolidation or otherwise, the Company may assign this Agreement and its rights hereunder; provided that the assignee assumes all obligations of the Company and the Company shall not be relieved of any obligation under this Agreement.
          7.10 Withholding. The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding it determines to be required by law.
          7.11 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, executors and legal representatives.
          7.12 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of two copies hereof each signed by one of the parties hereto.
          7.13 Survival. Anything contained in this Agreement to the contrary notwithstanding, the provisions of Sections 6, 7.2, 7.3, 7.5 and 7.10, and the other provisions of this Section 7 (to the extent necessary to effectuate the survival of Sections 6, 7.2, 7.3 and 7.10), shall survive termination of this Agreement and any termination of the Executive's employment hereunder[; provided that this Section 7.13 shall not cause the Executive to fail to receive any amounts provided for in Sections 3, 4 and 5 that are otherwise payable under the terms and conditions of this Agreement without regard to this Section 7.13].
          7.14 Existing Agreements. The Execution represents to the Company that he is not subject or a party to any employment or consulting agreement, non-competition covenant or other agreement, covenant or understanding which might prohibit him from executing this Agreement or limit his ability to fulfill his responsibilities hereunder.
          7.15 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have signed their names as of the day and year first written above.

                              Windsor  Investment  Corporation
                              By
                              Name:
                              Title:


Executive's  Name

                                 ATTACHMENT "7"


                           PROJECTED INCOME STATEMENT

PROJECTED INCOME STATEMENT




INCOME. . . . . . . . . . .    2001/2002    2003/2004    2005/2006
---------------------------  -----------  -----------  -----------

Sales . . . . . . . . . . .  200,000,000  320,000,000  280,000,000
Interest Income . . . . . .   24,000,000   35,000,000   52,000,000
                             -----------  -----------  -----------

  Total Income. . . . . . .  224,000,000  375,000,000  332,000,000

Less Construction Costs:
 Construction Materials . .   40,000,000   64,000,000   56,000,000
 Construction Labor . . . .   15,000,000   24,000,000   21,000,000
 Construction Overhead. . .    5,000,000    8,000,000    7,000,000
                             -----------  -----------  -----------

  Total Construction Costs.   60,000,000   96,000,000   84,000,000

Gross Profit. . . . . . . .  164,000,000  259,000,000  248,000,000

Interest Expense. . . . . .   32,000,000   32,000,000   32,000,000
General & ADM Expense . . .   10,000,000   15,000,000   14,000,000
                             -----------  -----------  -----------

  Total Operating Expense .   42,000,000   47,000,000   46,000,000
                             -----------  -----------  -----------

Total Net Profit. . . . . .  122,000,000  212,000,000  202,000,000
                             ===========  ===========  ===========

(Loss)

PROJECTED BALANCE SHEET




                                 2001/2002    2003/2004    2005/2006
                               -----------  -----------  -----------
ASSETS:

 Cash . . . . . . . . . . . .  372,000,000  578,000,000  796,000,000
 Receivables (Net). . . . . .  100,000,000  120,000,000  100,000,000
                               -----------  -----------  -----------

  Total Assets. . . . . . . .  472,000,000  698,000,000  896,000,000

LIABILITIES:
 Bond Payable . . . . . . . .  400,000,000  400,000,000  400,000,000
 Trade Payable. . . . . . . .   10,000,000   24,000,000   20,000,000
                               -----------  -----------  -----------

  Total Liabilities . . . . .  410,000,000  424,000,000  420,000,000

Capital Stock and Surplus . .   62,000,000  274,000,000  476,000,000
                               -----------  -----------  -----------

  Total Liabilities &
   Capital Stock and Surplus.  472,000,000  698,000,000  896,000,000
                               ===========  ===========  ===========

PROJECTED CASH FLOW




                            2001/2002    2003/2004    2005/2006
                          -----------  -----------  -----------

Cash Balance (opening) .  372,000,000  578,000,000

Plus Receipts:
 Receivable Collections.  100,000,000  300,000,000  300,000,000
 Interest Income . . . .   24,000,000   35,000,000   52,000,000
                                       -----------  -----------
 Bond Proceeds . . . . .  340,000,000
                          -----------

  Total. . . . . . . . .  464,000,000  707,000,000  930,000,000

Less Reimbursements:
 Construction Materials.   30,000,000   50,000,000   60,000,000
 Construction Labor. . .   15,000,000   24,000,000   21,000,000
 Construction Overhead .    5,000,000    8,000,000    7,000,000
 Interest. . . . . . . .   32,000,000   32,000,000   32,000,000
 General & ADM Expense .   10,000,000   15,000,000   14,000,000
                          -----------  -----------  -----------

  Total Disbursements. .   92,000,000  129,000,000  134,000,000
                          -----------  -----------  -----------

Cash Balance . . . . . .  372,000,000  578,000,000  796,000,000
                          ===========  ===========  ===========
